UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

[x]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a 12
LIVEPERSON, INC.
___________________________________________
(Name of Registrant as Specified In Its Charter)
____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 1, 2017
Dear LivePerson Stockholders:
On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on June 2, 2017 at 10:00 a.m. (Eastern Daylight time) at the offices of LivePerson, Inc. at 475 Tenth Avenue, 5th Floor, New York, NY 10018, Tel (212) 609-4200.
The purposes of this meeting are:

•	Item 1: to elect two Class II directors to serve until the Company’s 2020 Annual Meeting of Stockholders, or until such directors’ successors shall have been duly elected and qualified;

•	Item 2: to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2017;

•	Item 3: the advisory approval of the compensation of the Company's named executive officers;

•	Item 4: the determination, on an advisory basis, of the frequency of future advisory votes to approve the Company’s executive compensation;

•	Item 5: to approve the amendment and restatement of our 2009 Stock Incentive Plan to increase the number of shares authorized for grant by 4,000,000 shares and to make certain changes thereto;

•	Item 6: to approve the amendment and restatement of our 2010 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchase by 1,000,000 shares; and

•	to act upon such other business as may properly come before the Annual Meeting.
You will find attached a Notice of Annual Meeting of Stockholders and a Proxy Statement that contain more information about the matters to be considered at the Annual Meeting. Please give all of this information your careful attention. The Board of Directors recommends a vote FOR the director nominees pursuant to Item 1 in the Notice, and a vote FOR each of the proposals listed as Item 2, Item 3, Item 5, and Item 6, and FOR ONE YEAR for Item 4.
You will also find enclosed a Proxy Card appointing proxies to vote your shares at the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please sign, date and return your Proxy Card as soon as possible so that your shares can be represented and voted in accordance with your instructions. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.
The Proxy Statement and the enclosed Proxy Card are first being mailed on or about May 2, 2017 to stockholders entitled to vote. Our 2016 Annual Report to Stockholders is being mailed with the Proxy Statement.
We look forward to seeing you at the Annual Meeting.
Sincerely,
Robert P. LoCascio
Chairman of the Board and
Chief Executive Officer

LIVEPERSON, INC.
475 Tenth Avenue, 5th Floor
New York, New York 10018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
AT 10:00 A.M. ON JUNE 2, 2017
TO THE STOCKHOLDERS OF LIVEPERSON, INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of LivePerson, Inc., a Delaware corporation (the “Company”), will be held on June 2, 2017 at 10:00 a.m. (Eastern Daylight time) at the offices of LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, NY 10018, Tel (212) 609-4200, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)	Election of two Class II directors to serve until the Company’s 2020 Annual Meeting of Stockholders, or until such directors’ successors shall have been duly elected and qualified;

(2)	Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal year 2017;

(3)	Advisory approval of the executive compensation of the Company’s named executive officers;

(4)	The determination, on an advisory basis, of the frequency of future advisory votes to approve the Company’s executive compensation;
(5) Approval of the amendment and restatement of our 2009 Stock Incentive Plan to increase the number of shares authorized for grant by 4,000,000 shares and to make certain other changes thereto;

(6)	Approval of the amendment and restatement of our 2010 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchase by 1,000,000 shares; and

(7)	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Only stockholders of record at the close of business on April 13, 2017 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting, and any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of 10 days prior to the Annual Meeting during regular business hours at the offices of the Company listed above.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. If you are a stockholder who holds shares through a member of the Tel Aviv Stock Exchange (“TASE”), you may vote by sending a signed Proxy Card along with an ownership certificate in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.
By Order of the Board of Directors

Robert P. LoCascio
Chairman of the Board and
Chief Executive Officer
New York, New York
May 1, 2017

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE YOUR SHARES ON THE INTERNET.

LIVEPERSON, INC.
475 Tenth Avenue, 5th Floor
New York, New York 10018
___________________________________
PROXY STATEMENT
____________________________________
General
This Proxy Statement is furnished to the stockholders of record of LivePerson, Inc., a Delaware corporation (“LivePerson” or the “Company”), as of the record date, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 2, 2017, and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. (Eastern Daylight time) at the offices of LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, NY 10018, Tel (212) 609-4200. This Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting of Stockholders are first being mailed on or about May 2, 2017 to all stockholders entitled to vote at the Annual Meeting and at any adjournments or postponements thereof.
Voting
The specific matters to be considered and acted upon at the Annual Meeting are:

(1)	the election of two Class II directors to serve until the Company’s 2020 Annual Meeting of Stockholders, or until such directors’ successors shall have been duly elected and qualified;

(2)	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2017;

(3)	advisory approval of the compensation of the Company’s named executive officers;

(4)	determination, on an advisory basis, of the frequency of future advisory votes to approve the Company’s executive compensation;
(5) the approval of the amendment and restatement of our 2009 Stock Incentive Plan to increase the number of shares authorized for grant by 4,000,000 shares and to make certain other changes thereto;

(6)	the approval of the amendment and restatement of our 2010 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchase by 1,000,000 shares; and

(7)	action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
These matters are described in more detail in this Proxy Statement.
On the record date (April 13, 2017) for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof, 58,444,291 shares of the Company’s common stock were outstanding. No shares of the Company’s preferred stock, par value $0.001 per share, were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the record date. Stockholders may not cumulate votes in the election of directors.
Except as provided below with respect to stockholders who hold shares through a member of the Tel Aviv Stock Exchange ("TASE") and intend to vote their shares, there are three ways a stockholder of record can vote:
By Internet: You may vote over the Internet at www.voteproxy.com by following the instructions on the proxy card.
By Mail: You may complete, sign and mail the accompanying proxy card in the postage-paid envelope provided.

In Person: If you are a stockholder as of the record date, you may vote in person at the Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.
Stockholders who hold shares through a member of the TASE and intend to vote their shares, must deliver to the Company’s Israeli counsel, Yigal Arnon & Co., c/o Noa Slavin, 1 Azieli Center, Tel-Aviv, Israel, 6702101 (email: noas@arnon.co.il) an ownership certificate confirming their ownership of the Company’s common stock on the Record Date. Such certificate must be approved by a recognized financial institution, as required by the Israeli Companies Regulations (Proof of Ownership of Shares for Voting at General Meeting) 2000, as amended. Each such stockholder is entitled to receive the ownership certificate at the branch of the TASE member or by mail to his address (in consideration of mailing fees only), if the stockholder so requests. Such a request should be made promptly upon receipt of this Proxy Statement and should be made for a particular securities account. Stockholders who wish to vote are obliged to complete, sign, date and return the Proxy Card in accordance with the instructions indicated thereon along with their ownership certificate to the address of Company’s Israeli counsel indicated above no later than 5:00 p.m. (Israel time) on Thursday, June 1, 2017.
The form of proxy card for stockholders who hold shares through a member of the TASE is available on the websites: http://www.magna.isa.gov.il and http://maya.tase.co.il.
The stock transfer books of the Company will remain open at the offices of the Company (475 Tenth Avenue, 5th Floor, New York, New York 10018) between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company listed above.
The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
If a quorum is present, the nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as the Class II directors. Only votes FOR or WITHHELD count. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of the Class II directors. If you own shares through a broker, you must give the broker instructions to vote your shares in the election of the directors. Otherwise, your shares will not be voted. Stockholders may not cumulate votes in the election of the directors.
Proposals other than for the election of the directors shall be approved by the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting. Abstentions are counted for the purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted either in favor of or against any of the proposals and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.
Under the General Corporation Law of the State of Delaware, stockholders are not entitled to rights of appraisal or similar remedies with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders who dissent with any such right.
Proxies
If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you are a stockholder of record of shares of our common stock and if you indicate when voting through the Internet that you wish to vote as recommended by our Board of Directors, or if you sign and return a proxy without giving specific voting instructions, then the proxy holders designated by our Board, who are officers of our Company, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company’s principal executive offices at 475 Tenth Avenue, 5th Floor, New York, New York 10018, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. Stockholders who hold shares through a member of the TASE and wish to revoke or change their Proxy Card, must file a notice of revocation or another signed Proxy Card with the Company's Israeli counsel no later than 5:00 p.m. (Israel time) on Thursday, June 1, 2017.
Shares Held by Brokers
If you hold your shares through a broker and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the current fiscal year ended December 31, 2017 will be treated as a routine matter. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares also will be counted as present for the purpose of determining a quorum.
On the other hand, your broker is not entitled to vote shares held for a beneficial holder on certain non-routine items, such as the election of directors or the advisory vote on executive compensation, absent instructions from the beneficial holders of such shares. Your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you on how to vote your shares on the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.
Stockholders who hold their stock through a member of the TASE and intend to vote their shares are obliged to return a complete signed and dated Proxy Card along with a certificate of ownership to the offices of Israeli counsel to the Company (Yigal Arnon & Co., c/o Noa Slavin, 1 Azieli Center, Tel-Aviv, Israel, 6702101 (email: noas@arnon.co.il) no later than 5:00 p.m. (Israel time) on Thursday, June 1, 2017).
Solicitation
The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation in person, or by telephone, e-mail or other means, by directors, officers or employees of the Company, without additional compensation. Except as described above, the Company does not presently intend to solicit proxies other than by mail.
Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 2, 2017:
Our proxy materials, including our Proxy Statement, 2016 Annual Report on Form 10-K and proxy card, are available on the Internet and may be viewed and printed, free of charge, at http://liveperson2017.investorroom.com.
Deadline for Receipt of Stockholder Proposals
In order to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2018 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company at its principal executive offices in New York, New York, on or before January 1, 2018. In addition, under the Company’s current Amended and Restated Bylaws, any proposal for consideration at the 2018 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on February 2, 2018 and the close of business on March 4, 2018 and is otherwise in compliance with the requirements set forth in the Company’s current Amended and Restated Bylaws. The proxy solicited by the Board of Directors for the 2018 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

Your Participation in Voting the Shares You Own Is Important
Voting your shares is important to ensure that you have a say in the governance of the Company and to fulfill the objectives of the plurality voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.
Stockholders with the Same Last Name and Address
The Securities and Exchange Commission, or the SEC, has adopted rules that permit companies to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Annual Report and Proxy Statement, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and saves natural resources.
If you received a household mailing this year and you would like to have additional copies mailed to you, please submit your request in writing to Monica L. Greenberg, Executive Vice President, Business Affairs and General Counsel, at the Company’s principal executive offices located at 475 Tenth Avenue, 5th Floor, New York, New York 10018 or by calling (212) 609-4200. Similarly, you may also contact Ms. Greenberg if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
Annual Report
The Company filed an Annual Report on Form 10-K with the SEC on March 10, 2017 relating to the fiscal year ended December 31, 2016, or the 2016 Fiscal Year. A copy of this report is also available through http://magna.isa.gov.il and http://maya.tase.co.il. Stockholders may also obtain a copy of this report, without charge, by writing to Monica L. Greenberg, Executive Vice President, Business Affairs and General Counsel, at the Company’s principal executive offices located at 475 Tenth Avenue, 5th Floor, New York, New York 10018.
A copy of the Annual Report of the Company for the 2016 Fiscal Year is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.
Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.
Other Matters
The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.
More Information Is Available
If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department at http://www.liveperson.com/company/ir.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE - ELECTION OF THE CLASS II DIRECTORS
General
The Company’s Fourth Amended and Restated Certificate of Incorporation provides for a classified Board of Directors, consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one third of the total number of directors. At the annual meeting of stockholders in the year in which the term of a class of directors expires, director nominees in such class will stand for election to three-year terms. With respect to each class, a director’s term will be subject to the election and qualification of such director’s successor, or the earlier death, resignation or removal of such director.
As of the date of this Proxy Statement, the Board consists of seven persons, as follows:

Class II (current term ends at this Annual Meeting)	Class III (current term ends at the 2018 Annual Meeting)	Class I (current term ends at the 2019 Annual Meeting)
Peter Block	Kevin C. Lavan	Jill Layfield
Fred Mossler	Robert P. LoCascio	William G. Wesemann
David Vaskevitch

The term of office for Messrs. Block, Mossler and Vaskevitch expires at this Annual Meeting. Mr. Vaskevitch has informed the Company that he will not stand for re-election to the Board at the Annual Meeting. Mr. Vaskevitch’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Immediately prior to the Annual Meeting, the Board will reduce the size of the Board from seven directors to six directors.
The Board has selected Mr. Block and Mr. Mossler, current Class II directors who will still be serving at the time of the Annual Meeting, as the nominees for the Class II directors whose term of office will expire at the 2020 Annual Meeting of Stockholders.
Mr. Block and Mr. Mossler have each agreed to be named as a nominee and to continue to serve as a director, if elected, and management has no reason to believe that they will be unavailable to serve. If either Mr. Block or Mr. Mossler is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Mr. Block and Mr. Mossler. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.
Required Vote
The Class II directors shall be elected by the affirmative vote of a plurality of the shares of the common stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote and will not be voted for directors.
Nominees for Term Ending upon the 2020 Annual Meeting of Stockholders (Class II)
Peter Block, 77, has been a director since July 2010. Since 1997, Mr. Block has been President of Peter Block Inc., a management consulting group, and a partner in Designed Learning, a training company that offers workshops designed by Mr. Block to build organizational development skills. Mr. Block is also a best-selling author of several books about organizational dynamics, community and accountability. Mr. Block is the recipient of the Organization Development Network’s 2008 Lifetime Achievement Award. Among other national awards, he also received the American Society for Training and Development Award for Distinguished Contributions, the Association for Quality and Participation President’s Award, and he was entered into Training Magazine’s HRD Hall of Fame. Mr. Block holds a B.S. degree in Industrial Administration from the University of Kansas and an M.S. degree in Industrial Administration from Yale University. The Company believes that Mr. Block’s expertise in management consulting and organizational development principles qualify and enable him to make a significant and valuable contribution as a director of the Company.
Fred Mossler, 50, has been a director since May 2017. Since June 2016, Mr. Mossler has been an independent consultant. From August 1999 to June 2016, Mr. Mossler worked in various senior leadership positions at Zappos, including Senior Vice President of Merchandising and helped Zappos grow into a company with more than $1 billion in gross merchandise sales before it was bought by Amazon in 2009. From September 1991 to August 1999, Mr. Mossler worked in various positions at Nordstrom. In addition to Mr. Mossler’s career in e-commerce and retail, he assisted with the launch and building of, and currently serves on the Board of, Downtown Project, a company dedicated to helping revitalize part of downtown Las Vegas through investment in small businesses; tech startups; real estate; and arts, culture, and education. Mr. Mossler founded Honus Capital LLC, a hands-on investment fund for Las Vegas-area entrepreneurs. He also co-founded the popular Mexican restaurant chain Nacho Daddy. Mr. Mossler graduated from Southern Oregon University with a B.S. in Business. The Company believes that Mr. Mossler’s deep operational experience, as well as his expertise in customer care and consumer experience, qualify and enable him to make significant and valuable contribution as a director of the Company.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MR. BLOCK AND MR. MOSSLER.
Continuing Directors for Term Ending upon the 2018 Annual Meeting of Stockholders (Class III)
Kevin C. Lavan, 64, has been a director since January 2000. Since February 2016, Mr. Lavan has been the CFO of Autoclear LLC, a designer, builder and distributor of security systems.  From January 2015 through February 2016, Mr. Lavan was an independent consultant to the media and entertainment industries. Between April 2010 and December 2014, Mr. Lavan was a Senior Vice President, Worldwide Controller of IMG, an international and diversified sports, entertainment and media company. From July 2008 to April 2010, Mr. Lavan was Chief Financial Officer of Paradysz Matera Company, Inc., a direct marketing and digital marketing agency. From August 2007 until July 2008, Mr. Lavan was an independent consultant. From November 2004 until August 2007, Mr. Lavan served advertising agencies affiliated with MDC Partners, Inc. in various capacities. Between October 2000 and November 2004, Mr. Lavan served as an independent consultant to marketing services organizations. In addition, between January 2001 and September 2002, Mr. Lavan was President and Chief Operating Officer of NowMarketing, Inc., formerly known as Elbit VFlash, Inc. From March 1999 until October 2000, Mr. Lavan was an Executive Vice President of Wunderman, the direct marketing and customer relationship marketing division of Young & Rubicam Inc. From February 1997 to March 1999, Mr. Lavan was Senior Vice President of Finance at Young & Rubicam. From 1984 to February 1997, Mr. Lavan held various positions at Viacom Inc., including Controller, and Chief Financial Officer for Viacom’s subsidiary, MTV Networks. Mr. Lavan is a Certified Public Accountant. Mr. Lavan received a B.S. from Manhattan College. The Company believes that Mr. Lavan’s financial and business expertise, and his industry knowledge, including his background serving in financial and operational roles at several leading advertising and marketing organizations, qualify and enable him to make a significant and valuable contribution as a director of the Company.
Robert P. LoCascio, 48, has been our Chief Executive Officer and Chairman of our Board of Directors since our inception in November 1995. In addition, Mr. LoCascio was our President from November 1995 until January 2001. Mr. LoCascio founded our Company as Sybarite Interactive Inc., which developed a community-based web software platform known as TOWN. Before founding Sybarite Interactive, through November 1995, Mr. LoCascio was the founder and Chief Executive Officer of Sybarite Media Inc. (known as IKON), a developer of interactive public kiosks that integrated interactive video features with advertising and commerce capabilities. Mr. LoCascio was named a New York City Ernst & Young Entrepreneur of the Year finalist in 2001 and 2008. Mr. LoCascio is the winner of the 2015 Smart CEO Circle of Excellence Award.  Mr. LoCascio received a B.B.A. from Loyola College. In addition to his service as the Company’s Chief Executive Officer, the Company believes that Mr. LoCascio’s business and technology industry experience, vision for innovation, and deep institutional knowledge of the Company, qualify and enable him to make a significant and valuable contribution as a director of the Company.
Continuing Directors for Term Ending upon the 2019 Annual Meeting of Stockholders (Class I)
Jill Layfield, 42, has been a director since November 2016. Since July 2016, Ms. Layfield has been co-founder and Chief Executive Officer of Tamara Mellon, a luxury footwear company. Since November 2004, Ms. Layfield served in various roles at Backcountry.com, including as President and Chief Executive Officer from January 2011 to December 2015. In addition, since January 2015 and April 2016, Ms. Layfield currently sits on the boards of directors of Camber Outdoors and SmartPak Equine, respectively. Ms. Layfield received a B.A. degree in Communications - Journalism from Santa Clara University. Ms. Layfield is recognized as an innovator and industry expert in combining organizational change and advanced technologies to retool customer care for the digital, mobile era. The Company believes that Ms. Layfield's deep experience in the retail sector and unique expertise transforming customer experience and forging meaningful, high-quality connections between brands and consumers, qualify and enable her to make a significant and valuable contribution as a director of the Company.
William G. Wesemann, 60, has been a director since November 2004. Since October 2002, Mr. Wesemann has been an independent consultant. In addition, since January 1, 2015, Mr. Wesemann has served on the Board of Directors of Mylo

Development LLC, a startup focused on a consumer application for people who take a lot of pictures. Between January 2001 and October 2002, Mr. Wesemann was Chief Executive Officer of NextPage, Inc., a provider of document management systems. Between August 2000 and January 2001, Mr. Wesemann was Chief Executive Officer of netLens Inc., which was acquired by NextPage and offered a peer-to-peer platform for creating distributed applications. Between May 1996 and May 2000, Mr. Wesemann was Vice President of Sales of Genesys Telecommunications Laboratories, Inc., a leader in computer-telephony integration. Mr. Wesemann received a B.A. from Glassboro State College (now called Rowan University). The Company believes that Mr. Wesemann’s business expertise and technology industry background, including his experience serving in chief executive and sales leadership roles at successful technology companies, qualify and enable him to make a significant and valuable contribution as a director of the Company.
Corporate Governance
We are committed to strong corporate governance and have adopted policies and practices in furtherance of such objective. These policies and practices include:

•	All of the members of the Board other than Mr. LoCascio are “independent” under the Nasdaq rules.

•	All members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent.

•
The Board has adopted a Code of Conduct applicable to all of our employees, including our executive officers, as well as a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Conduct and Code of Ethics can be found at www.liveperson.com/company/ir/corporate-governance.

•
The Board has adopted a policy regarding conflicts of interest and “related-person transactions” under which all potential conflicts of interest and related-person transactions must be reviewed and pre-approved by the Audit Committee.

•	An annual risk assessment of the Company’s compensation policies is conducted by the Board and the Compensation Committee.
Director Independence
The Board has determined that Messrs. Block, Lavan, Mossler, Vaskevitch and Wesemann, and Ms. Layfield are “independent” under the Nasdaq listing requirements and the applicable rules and regulations of the SEC. As part of the Board’s process in making such determination, each such director provided confirmation that (a) the objective criteria for independence pursuant to the Nasdaq rules are satisfied and (b) each such director has no other relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. LoCascio, our Chief Executive Officer and Chairman of the Board, is an employee and therefore not “independent.”
Board Meetings
The Board of Directors held six meetings during the 2016 Fiscal Year. During the 2016 Fiscal Year, other than David Vaskevitch, each director attended or participated in at least 75% of the meetings of the Board of Directors and meetings of the committees of the Board on which such director served that were held in the 2016 Fiscal Year. Mr. Vaskevitch, who is not standing for re-election at the Annual Meeting, attended less than 75% of the Board meetings and meetings of the committees on which he served in the 2016 Fiscal Year.
Directors who are not members of the Company’s management meet at regularly scheduled executive sessions without members of management present. At least two of these meetings each year include only independent directors. Currently, all non-employee directors are independent.
While the Company has not adopted a formal policy with regard to attendance by members of the Board of Directors at annual stockholder meetings, all members of the Board are invited to attend the Company’s annual meeting of stockholders. At the 2016 Annual Meeting, two of our directors attended.
Board Committees
The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee.

The Board committees are currently composed of the following members:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Kevin C. Lavan (Chair)	Peter Block (Chair)	Peter Block	Peter Block
Jill Layfield	Kevin C. Lavan	Kevin C. Lavan	Kevin C. Lavan
David Vaskevitch	Jill Layfield	Jill Layfield	Robert LoCascio
William G. Wesemann	Fred Mossler	Fred Mossler	William G. Wesemann
	David Vaskevitch	David Vaskevitch
	William G. Wesemann	William G. Wesemann (Chair)

Audit Committee
The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The charter of the Audit Committee is available at www.liveperson.com/company/ir/ corporate-governance. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Audit Committee held four meetings during the 2016 Fiscal Year.
The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is the Audit Committee’s “audit committee financial expert” as defined by the SEC.
Compensation Committee
The Compensation Committee’s primary responsibility is to review and approve the compensation to be paid or provided to the Company’s executive officers and to assure that such compensation is in line with the Company’s strategy, sound corporate governance principles and stockholder interests. The Compensation Committee also oversees the Company’s compensation, equity and employee benefit plans and programs and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The charter of the Compensation Committee is available at www.liveperson.com/company/ir/corporate-governance. The Chief Executive Officer and the Human Resources Department present compensation and benefit proposals to the Compensation Committee for the Committee’s consideration and approval. Each member of the Compensation Committee is independent, as independence is defined for purposes of Compensation Committee membership by the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b‑3 under the Exchange Act. The Compensation Committee deliberated as needed during regularly scheduled board meetings during the 2016 Fiscal Year.
The Company from time to time engages the services of a compensation consultant to provide market and peer compensation data to the Company.  The Compensation Committee annually reviews this market and peer compensation data, as well as data sourced from Radford, a provider of worldwide salary surveys and data for compensation and employee benefit programs in the technology industry, and compensation data made publicly available by peer group companies.  In 2016, the Company retained the services of an independent compensation consultant, the Centurion Group.  The Centurion Group provided advice related to the Company's 401(k) plan as our financial adviser of record. The Company also retained the services of Exequity in 2017 to assist the company in its preparation of the second amendment and restatement of the 2009 Stock Incentive Plan, being submitted for stockholder approval at the Annual Meeting. The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying individuals qualified to become Board members, recommending to our Board the persons to be nominated for election as directors and to each of the Board’s committees, reviewing and making recommendations to the Board with respect to management succession planning, developing and recommending to the Board corporate governance principles, and overseeing evaluation of the Board as needed. The charter of the Nominating and Corporate Governance Committee is available at http://www.liveperson.com/company/ir/corporate-governance. The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under “Director Nomination Process.” Each member of the Nominating and Corporate Governance Committee is independent, as defined under the rules of Nasdaq. The Nominating and Corporate Governance Committee deliberated as needed during regularly scheduled board meetings during the 2016 Fiscal Year.
Executive Committee
The Executive Committee serves as a standing administrative committee of our Board of Directors authorized to facilitate the consideration and discussion of certain high-level business and strategic matters between the Board of Directors and senior management and to act, on behalf of the Board of Directors, on such matters. Messrs. Block, Lavan and Wesemann are independent, as defined under the rules of Nasdaq. The Executive Committee deliberated as needed during regularly scheduled board meetings during the 2016 Fiscal Year.
Director Nomination Process
The processes established by our Nominating and Corporate Governance Committee Charter to identify and evaluate director candidates include requests to Board members and others for recommendations, evaluation of biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board, all on an as needed basis from time to time.
In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria attached to the Nominating and Corporate Governance Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Specific weighting is not assigned to the criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. The Nominating and Corporate Governance Committee has, on certain occasions, retained a third party executive search firm to identify or assist in the evaluation of candidates.
The Nominating and Corporate Governance Committee does not have a formal diversity policy with respect to the identification and recommendation of individuals for membership on the Company’s Board of Directors. However, in carrying out this responsibility, the Nominating and Corporate Governance Committee values differences in professional experience, educational background, viewpoint and other individual qualities and attributes that facilitate and enhance the oversight by the Board of Directors of the business and affairs of the Company.
The Nominating and Corporate Governance Committee will also consider as potential nominees for our Board persons recommended by stockholders. Stockholders wishing to bring a nomination for a director candidate at a stockholders meeting must give written notice to LivePerson’s Corporate Secretary, pursuant to the procedures set forth below under “Communicating with the Board of Directors” and subject to the deadline set forth above under “Deadline for Receipt of Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and LivePerson’s Second Amended and Restated Bylaws, as amended. Our current Bylaws can be accessed at www.liveperson.com/company/ir/corporate-governance.
Once the Nominating and Corporate Governance Committee has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Corporate Governance Committee will make its initial determination on its own knowledge of the candidate, information provided as part of the candidate’s nomination or any supplemental inquiries to the person recommending the candidate or others. The initial determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.
If the Nominating and Corporate Governance Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating and Corporate Governance Committee then will evaluate the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of Nasdaq and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee’s skills and experience, the diversity of the member’s skills and experience in areas that are relevant to the Company’s businesses and activities, and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee will determine whether to interview the prospective nominee and, if warranted, one or more members of the Nominating and Corporate Governance Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating and Corporate Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee follow the same process and use the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.
Communicating with the Board of Directors
In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, New York 10018, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.
Codes of Conduct and Corporate Governance Documents
The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance as well as various rules promulgated by the SEC and Nasdaq. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.
The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the Company’s Chief Executive Officer and executives who are deemed to be Senior Financial Officers of the Company. Both codes of conduct can be accessed at www.liveperson.com/company/ir/corporate-governance, as well as any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers.
Copies may also be obtained at no charge by writing to LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, New York 10018, Attention: Investor Relations. Copies of the charters of our Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as copies of LivePerson’s current Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Whistleblower Policy can also be accessed at http:// www.liveperson.com/company/ir/corporate-governance.
Board Leadership Structure and Role in Risk Oversight
Board Leadership Structure. The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer of the Company. Both positions are held by Mr. LoCascio. The Board does not have a lead director. The Board believes that this structure has historically served the Company well and continues to do so, by facilitating communication between the Board and senior management of the Company as well as Board oversight of the Company’s business and affairs.
Role of the Board in Risk Oversight. The Board of Directors provides oversight of the Company’s management of risk. Senior management has responsibility for the management of risk and reports to the Board as needed with respect to its ongoing enterprise risk management efforts. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risk related to the Company’s financial statements and processes. As discussed in more detail below, the Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to the Company’s compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to the Company’s corporate governance practices. Each committee reports as needed to the full Board with respect to such committee’s particular risk oversight responsibilities.
Risk Assessment of Compensation Policies. The Compensation Committee, with the assistance of management, included a risk assessment in its overall review of the Company’s compensation policies and practices in the 2016 Fiscal Year and concluded that they did not, and do not, motivate imprudent risk taking. As further discussed below in Proposal Three (Advisory Approval of the Compensation of the Company's Named Executive Officers) as it relates to the Company’s executive compensation program, the Compensation Committee noted that:

•	the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards Company goals;

•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

•	the Company’s long-term incentives do not drive high-risk investments at the expense of long-term Company value; and

•	the Company’s compensation programs are appropriately balanced between cash and equity, and the equity component does not promote unnecessary risk taking.
Based on this assessment, the Compensation Committee and the Board concluded that the Company has a balanced pay and performance program that is consistent with the Company’s business model and long-term goals, and does not promote excessive risk taking.
OWNERSHIP OF SECURITIES
The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of April 13, 2017, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our common stock;

•	each of our named executive officers identified in the “Summary Compensation Table” included in this Proxy Statement on page 23;

•	each of our directors and director nominees; and

•	each of our directors and executive officers as a group.
The following table gives effect to the shares of common stock issuable within 60 days of April 13, 2017 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 58,444,291 shares of common stock outstanding at April 13, 2017 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Outstanding (%)
5% Stockholders
BlackRock, Inc.(3)	6,189,455	10.7%
RGM Capital, LLC(4)	4,710,702	8.1%
The Vanguard Group.(5)	4,468,769	7.7%
Discovery Equity Partners, L.P..(6)	3,656,394	6.3%

Named Executive Officers and Directors
Robert P. LoCascio(7)	5,347,259	9.0%
Daniel Murphy(8)	360,856	*
Eran Vanounou(9)	130,625	*
Monica Greenberg(9)	239,920	*
Dustin Dean(9)	127,612	*
Peter Block(10)	171,000	*
Kevin C. Lavan(11)	161,000	*
Jill Layfield(9)	35,000	*
David Vaskevitch(9)	165,000	*
William G. Wesemann(12)	300,000	*
Directors and Executive Officers as a group (11 persons)(13)	7,099,897	11.7%

*    Less than 1%.

(1)	Unless noted otherwise, the business address of each beneficial owner is c/o LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, New York 10018.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.

(3)	Based solely on our review of the Schedule 13G/A filed with the SEC on January 12, 2017 by BlackRock, Inc., whose address is 55 East 52nd Street, New York, New York 10022.

(4)	Based solely on our review of the Schedule 13G/A filed with the SEC on February 14, 2017 by RGM Capital, LLC., whose address is 9010 Strada Stell Court, Suite 105, Naples, Florida 34109.

(5)	Based solely on our review of the Schedule 13G filed with the SEC on February 10, 2017 by The Vanguard Group, whose address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)	Based solely on our review of the Schedule 13D/A filed with the SEC on March 21, 2017 by Discovery Equity Partners, L.P., whose address is 300 South Wacker Drive, Suite 600, Chicago, Illinois 60606.

(7)
Of the total shares held by Mr. LoCascio, 4,646,983 shares of common stock are held indirectly by Mr. LoCascio through Ikon LP, a limited partnership of which Mr. LoCascio is the sole owner. Includes 678,149 shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case at or within 60 days of April 13, 2017. 2,000,000 shares of common stock beneficially owned by Mr. LoCascio are pledged as collateral in connection with a line of credit extended to Mr. LoCascio by UBS.

(8)
Includes 355,006 shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case at or within 60 days of April 13, 2017.

(9)	Reflects shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case at or within 60 days of April 13, 2017.

(10)	Includes 165,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 13, 2017.

(11)	Includes 155,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 13, 2017.

(12)
Includes 20,000 shares of common stock that are owned of record by a family trust over which Mr. Wesemann has indirect beneficial ownership. Also includes 190,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 13, 2017.

(13)
Includes 2,302,937 shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case at or within 60 days of April 13, 2017 and shares over which the directors and executive officers are indirect beneficial owners. Includes holdings of all directors and executive officers as a group including executive officers not listed above. Excludes holdings of Fred Mossler, who joined the Company's Board of Directors in May 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The members of our Board of Directors, our executive officers and persons who hold more than ten percent of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of the copies of Section 16(a) reports which LivePerson has received from such persons or entities, and the written representations received from the reporting persons that no other reports were required, for transactions in our common stock and their common stock holdings for the 2016 Fiscal Year, LivePerson believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its common stock.
EXECUTIVE AND DIRECTOR COMPENSATION
Executive Officers
The executive officers of LivePerson, and their ages and positions as of April 13, 2017, are:

Name	Age	Position(s)
Robert P. LoCascio	48	Chief Executive Officer and Chairman of the Board
Daniel R. Murphy	50	Chief Financial Officer
Eran Vanounou	46	Chief Technology Officer
Monica L. Greenberg	48	Executive Vice President, Business Affairs and General Counsel
Dustin Dean	46	Executive Vice President, Global Field Organization
Daryl J. Carlough	45	Senior Vice President, Global and Corporate Controller

Mr. LoCascio’s biography can be found on page 6 of this Proxy Statement, and is included with the biographies of the other members of the Board. Biographies for our other executive officers are listed below.
Daniel R. Murphy has been our Chief Financial Officer since May 2011. From November 2009 until April 2011, Mr. Murphy was Chief Financial Officer of Conductor, Inc., a provider of SEO measurement and optimization technology. From September 2004 until November 2009, Mr. Murphy served as Senior Vice President and Chief Financial Officer of Marketing Technology Solutions Inc., an interactive marketing company. From May 1991 until September 2004, Mr. Murphy served several senior finance and management roles of increasing responsibility at Thomson Financial, a leading global information services company. During his thirteen year tenure at Thomson Financial, Mr. Murphy served as the Chief Financial Officer of three of its business units, including the then $1.6 billion Sales, Marketing and Services Organization. Mr. Murphy received a Bachelor’s degree in business administration from St. Bonaventure University.
Eran Vanounou has been our Chief Technology Officer since February 2014. From February 2012 until February 2014, Mr. Vanounou was a Vice President and the General Manager of Product & Technology at NICE Systems, Ltd. From July 2010 until February 2012, Mr. Vanounou served as Senior Director of Mobile & Embedded Technologies at Oracle Corporation. Additionally,

from June 2008 to February 2012, Mr. Vanounou was a Senior Director of Mobile and Embedded Technologies at Sun Microsystems, Inc. Mr. Vanounou received a B.A. from the Interdisciplinary Center of Herzliya, Israel.
Monica L. Greenberg has been our Executive Vice President, Business Affairs and General Counsel since February 2014, and our Senior Vice President, Business Affairs and General Counsel from November 2006 to February 2014. From May 2004 until October 2006, Ms. Greenberg was an independent consultant. From April 2000 until April 2004, Ms. Greenberg served as Vice President, General Counsel and Senior Corporate Counsel of Nuance Communications, Inc. Previously, from January 1999 to March 2000, Ms. Greenberg was the principal of a small business. From July 1996 to December 1998, Ms. Greenberg was associated with the law firm of Wilson Sonsini Goodrich & Rosati in Palo Alto, California. From September 1994 to July 1996, Ms. Greenberg was associated with the law firm of Willkie Farr & Gallagher in New York, NY. Ms. Greenberg received a J.D. from Boston University School of Law where she was a member of the Boston University Law Review, and a B.A. from the University of Pennsylvania.
Dustin Dean has served as our Executive Vice President, Global Field Organization since January 2015. Mr. Dean has served at LivePerson for 10 years in key sales and business leadership roles, most recently serving as Senior Vice President of the Global Strategic Group at LivePerson. Mr. Dean joined the Company in 2005 as a Direct Sales Executive and has held progressively senior leadership roles during his tenure, including Director of Business Development, Director of Global Channels, and General Manager of APAC. Mr. Dean received a B.S. in Marketing from Michigan State University.
Daryl J. Carlough has served as our Senior Vice President, Global & Corporate Controller since September 2013. Prior to joining LivePerson he was GAIN Capital’s Holdings, Inc. Interim Chief Financial Officer and Treasurer from November 2011 to September 2013. In addition, Mr. Carlough had served as the Chief Accounting Officer and Corporate Controller from December 2009 of GAIN Capital Holdings, Inc. From August 2006 to December 2009, Mr. Carlough served as Director of Finance at L-1 Identity Solutions, Inc. From April 2005 to August 2006, Mr. Carlough served as Assistant Corporate Controller at Viisage Technology, which merged into L-1 Identity Solutions, Inc. in August 2006. Prior to that, Mr. Carlough served at The Macgregor Group as Corporate Controller, from July 2001 to April 2005, which was acquired by Investment Technology Group. In his prior positions, Mr. Carlough specialized in domestic and international matters for mergers and acquisitions, tax matters, SEC reporting, treasury, human resources, internal controls and accounting. Mr. Carlough started his career at Ernst & Young LLP. He is a Certified Public Accountant and a Chartered Global Management Accountant, and he received an MBA and MS in Accounting from Northeastern University, as well as a BS in Business Administration in Finance from Stonehill College.
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the compensation program as it relates to our Named Executive Officers identified in the Summary Compensation Table below. In this section, we first discuss our governance practices and executive compensation program objectives and strategies. Next, we review the process the Compensation Committee follows in deciding how to compensate our Named Executive Officers. We then present an overview of the compensation structure and specific pay elements of our executive compensation program, as well as a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of our Named Executive Officers for the 2016 Fiscal Year.
The Compensation Committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk taking by our executives, but rather encourages management to take a balanced approach, focused on achieving our corporate goals. A more complete discussion regarding the Compensation Committee’s risk assessment process can be found in the section of this Proxy Statement entitled “Risk Assessment of Compensation Policies.”
The Compensation Committee believes our executive compensation programs are effectively designed and working well in alignment with the interests of our stockholders and are instrumental to achieving our business strategy. As has been the case in the past, the Compensation Committee will consider any stockholder concerns and feedback on its executive compensation programs that it receives. Also, in determining executive compensation for the 2016 Fiscal Year, the Compensation Committee considered the overwhelming stockholder support that the “Say-on-Pay” proposal received at our 2016 annual meeting of stockholders. As a result, the Compensation Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation. Further, consistent with the results of our stockholder vote regarding the frequency of future advisory votes on executive compensation at our 2011 annual meeting of stockholders, the Company has held an advisory vote on the compensation of Named Executive Officers every year and this year submits a new proposal to stockholders to vote on the frequency of advisory votes on the compensation of Named Executive Officers (see Proposal 4).
This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Compensation Governance

•	Perquisites. We generally do not provide special benefits, perquisites or supplemental retirement plans to our Named Executive Officers.

•	Tax Gross-Ups. We generally do not provide any tax gross-ups to our Named Executive Officers.

•	Independence. Our Compensation Committee is comprised solely of independent directors.

•
Periodic Review. The Compensation Committee reviews our compensation practices and program to ensure that our Named Executive Officers are compensated in a manner consistent with our business strategy, competitive market practice, sound corporate governance principles and stockholder interests.

•
Risk Analysis. Our executive compensation program is structured to avoid inappropriate risk taking by our Named Executive Officers by having the appropriate pay philosophy tied to reasonable business objectives. The Compensation Committee has concluded that the Company’s executive compensation program is reasonable, in the best interest of our stockholders, and not likely to have a material adverse effect on our Company.

•
Hedging. Our Insider Trading Policy prohibits hedging of Company stock or the use of Company stock and any other transactions which could reasonably cause our officers to have interests adverse to our stockholders.

Compensation Objectives and Strategy
The Company’s executive compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, and to reward officers’ individual performance against objectives important to achieving the Company’s strategic and operational goals, and the creation of long term value for stockholders. The primary objectives of the program are to:

•	align incentives, including bonus targets, performance metrics and equity, with Company fiscal performance as well as achievement of strategic objectives that create stockholder value;

•	retain and encourage high potential team players to build a career at the Company;

•	provide incentives that are cost-efficient, competitive with other organizations and fair to employees and stockholders; and

•	design a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking.
Working with management, the Compensation Committee has developed a compensation, bonus and benefits strategy designed to reward performance and reinforce a culture that the Compensation Committee believes will promote long-term success.
The compensation program rewards team accomplishments and promotes individual accountability. Compensation for employees, including the named executive officers, depends primarily on Company results, against target goals, with additional performance measures to take into account individual performance against defined objectives tied to the Company’s strategic goals. The goal of the overall program is to maintain a strong relationship between individual efforts, Company results and financial rewards.
A portion of total compensation is placed at risk through annual and long-term incentives. The combination of incentives is designed to balance annual operating objectives and Company earnings’ performance with longer-term stockholder value creation.
We seek to provide competitive compensation that is commensurate with performance. We target compensation within an appropriate range above and below the market median, and calibrate both annual and long-term incentive opportunities to generate less-than-median payouts when goals are not fully achieved and greater-than-median payouts when goals are exceeded.
We seek to promote a long-term commitment to the Company by our senior executives. We believe that there is great value to the Company in having a team of long-tenured, seasoned managers. The vesting schedules attached to option awards (service-based vesting, generally 25% per year over four years) reinforce this long-term orientation. Also, although the Company only recently began granting restricted stock units and has only done so on a discretionary basis, the vesting schedules attached to restricted stock units (service-based vesting, generally 25% after the first year with the balance vesting in equal quarterly installments over the following 36 months) also reinforce the Company’s long-term orientation.
We utilize a well-proportioned mix of cash and equity based compensation, which includes retention and performance features putting compensation at-risk, and which produces both short-term and long-term performance incentives and rewards. By following this approach, we provide each of our Named Executive Officers with a measure of security in the base compensation that the individual is eligible to receive, while motivating the executive to focus on the achievement of goals utilizing business metrics that will produce a high level of performance for the Company, as well as incentives for executive retention. The mix of metrics used for the annual bonus plan and the Stock Incentive Plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. Maintaining this pay mix results, fundamentally, in a pay-for-performance orientation for our executives.
Process for Determining Executive Compensation
The Compensation Committee provides overall guidance for our executive compensation policies. The Compensation Committee reviews executive compensation and market and peer compensation data annually, in conjunction with annual operational and financial planning for the current fiscal year, and also periodically as needed for specific executive compensation issues that may arise at other times.
The Compensation Committee makes final determinations regarding compensation for the Chief Executive Officer and our executive officers in its sole discretion. Our Chief Executive Officer and head of human resources assist the Compensation Committee by presenting market and peer compensation data, proposals and recommendations to the Compensation Committee, information on Company and individual performance of the Named Executive Officers and management’s perspective and recommendations on compensation matters (except that the Chief Executive Officer recuses himself from that portion of the Compensation Committee meetings involving his own compensation).
The head of human resources also works with our Chief Executive Officer to assist the Compensation Committee and plays a role administering our compensation program for other executives. In particular, our Chief Executive Officer and the head of human resources together determine the base compensation and target bonus levels to recommend to our Compensation Committee for all of our other executive officers. Our Chief Executive Officer and the head of human resources also recommend to our Compensation Committee the annual bonus payout for our executive officers, based upon overall Company performance as well as individual performance against defined objectives aligned to the strategic goals of the Company.
Use of Outside Advisors and Market Data
In making its determinations with respect to executive compensation, the Compensation Committee has the authority to retain the services of a third party compensation consultant, and has done so from time to time to evaluate and assist in the process of determining an appropriate compensation structure.

The Company also periodically engages an outside compensation consultant to provide market and peer compensation data and other insight.  Our Chief Executive Officer and head of human resources provide this data and other insight from time to time to the Compensation Committee for its consideration. In 2016, the Company retained the services of independent compensation consultants the Centurion Group.  The Centurion Group provided advice related to the Company's 401(k) plan as our financial adviser of record. In turn, our Chief Executive Officer and head of human resources briefed the Compensation Committee on this data and information. The Centurion Group provided no other services to the Company in 2016. The Company also retained the services of Exequity in 2017 to assist the company in its preparation of the second amendment and restatement of the 2009 Stock Incentive Plan, being submitted for stockholder approval at the Annual Meeting. Our Chief Executive Officer and head of human resources also provided to the Compensation Committee compensation data provided by a third party service, Radford, a provider of worldwide salary surveys and data for compensation and employee benefit programs in the technology industry, focused primarily on small and mid-sized technology companies, which are the most comparable peer group for the Company.  The compensation data provided by Radford is aggregated across companies based on size and geographic region and provides general information about compensation levels of similarly sized companies in the geographic areas where our employees are located.  The Compensation Committee also reviews executive compensation elements for a select group of publicly traded “software as a service” companies selected by our Chief Executive Officer and head of human resources from proxy statements and other public reports filed by these companies.  The companies within this group reviewed by the Compensation Committee in the past year were Concur Technologies, Inc., Constant Contact, Inc., LinkedIn Corporation, NetSuite Inc., Salesforce.com, Inc., The Ultimate Software Group, Inc., Vocus, Inc. and Workday, Inc.

Pay Levels
Pay levels for each of our Named Executive Officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for our Named Executive Officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.
After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee reviews and approves target total compensation opportunities for executives based on the need to attract, motivate and retain an experienced and effective management team.
Relative to the competitive market data, the Compensation Committee generally intends that the salary and target annual incentive opportunity for each executive will be within a reasonable range of the median of the competitive market.
As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.
Compensation Structure
Pay Elements - Overview
The Company utilizes four main components of compensation:

•	Base Salary - fixed pay that takes into account an individual’s role and responsibilities, experience, and expertise.

•
Annual Incentive - variable pay that is designed to reward attainment of annual business goals. Executives are eligible for an annual cash incentive payment and performance-based restricted stock units based on the achievement of a combination of Company performance as well as individual performance against defined objectives tied to the Company’s strategic and fiscal objectives. In the case of executives whose primary objective is revenue generation, incentive compensation may take the form of commissions tied to revenue as well as other Company and individual performance metrics.

•
Long-Term Incentives - the Company’s equity based incentive plan allows for awards that may include stock options, stock appreciation rights, restricted stock, performance shares and other stock based awards, including restricted stock units and deferred stock units. To date, the Company has used only stock options and restricted stock units for long-term incentive awards. Stock options are typically granted on or after the first year of service, and occasionally to new hires in key roles, and may also be granted from time to time during an employee’s continued tenure. Restricted stock units are granted on a discretionary basis from time to time as determined to be appropriate by the Compensation Committee. All equity awards granted to date are subject to certain vesting conditions, as described more fully below.

•
Benefits and Perquisites - the Company offers certain benefits, including medical, dental and life insurance benefits, a deferred compensation program, and retirement savings that it considers to be consistent with industry practices and important for competitive recruitment and retention. The named executive officers are eligible to participate in these programs on the same basis as our other employees. The Company does not generally offer special benefits such as supplemental executive retirement plans, perquisites, tax gross-ups or tax equalization.

Pay Elements - Details

1.	Base Salary
The Compensation Committee annually reviews officer salaries and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practices. Salary adjustments are generally approved during the first quarter of the calendar year and implemented during the second quarter.
In 2016, the Compensation Committee increased the base salary of Mr. Vanounou by $17,399 or 5% as a market adjustment, resulting in a base salary of $348,372. The Compensation Committee did not increase the base salary of Mr. LoCascio, Mr. Murphy,

Ms. Greenberg, and Mr. Dean as a result of the review of the Company’s performance in the previous year as compared to the financial plan and strategic achievements

2.	Annual Incentive Compensation
Our Named Executive Officers are eligible for annual incentive compensation under a bonus plan for each year. The plan is designed to provide awards to such individuals as an incentive to contribute to both revenue growth and profitability on a team basis and as an incentive to meet individual objectives that relate to overall Company goals.
Bonuses are based on the Company’s overall financial performance and are contingent upon the attainment by the Company of certain performance targets established by the Compensation Committee, which may include from time to time:

•	earnings per share;

•	gross or net revenues;

•	revenue per employee;

•	adjusted EBITDA(*);

•	adjusted EBITDA per share(*);

•	attainment of strategic milestones;

•	attainment of product innovation or delivery objectives; or

•	such other goals established by the Committee.
(*)    “Adjusted EBITDA” means net (loss) income, provision for (benefit from) income taxes, other (expense) income, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-cash charges. “Adjusted EBITDA per share” means adjusted EBITDA divided by weighted average shares outstanding. See the financial table in Appendix A for more information on non-GAAP financial measures relevant to the 2016 bonus payments for our Named Executive Officers and the reconciliation of these measures to GAAP measures.
The Compensation Committee retains discretion to adjust the bonus amount paid to any employee or executive up or down, regardless of that person’s target bonus or specific corporate performance metrics. There are no maximum payouts, and generally no minimum thresholds for individuals, although certain Named Executive Officers’ bonus payouts are subject to minimum threshold amounts as further described below. Bonuses are typically paid in cash after the end of the performance period in which they are earned.
We have set forth below certain of the metrics and discretion applied in calculating the 2016 bonus payments for our Named Executive Officers.
During its annual review of compensation in 2016, the Compensation Committee set the 2016 bonus target amounts for each executive, an adjusted EBITDA target of $27.8 million, and various other goals associated with the Company’s strategic objectives and individual objectives set forth below.
With respect to actual bonus payments for 2016, the Committee, in consultation with the Company’s Chief Executive Officer, evaluated the Company’s achievement of key strategic and product milestones, as well as the Company’s 2016 adjusted EBITDA performance of $19.2 million against the Company's 2016 adjusted EBITDA target of $27.8 million, and, in its discretion, determined to fund the 2016 bonus pool for the overall employee base at 87% (inclusive of Company payroll taxes associated with bonus payments to be made).  The actual percentage payout for each executive was further determined by the Committee’s subjective assessment of each individual’s performance and achievement of such individual’s strategic objectives, together with Company fiscal performance, resulting in a payout between 60% and 85% for each executive who received a bonus, with payouts being rounded to the nearest whole number.  The actual bonus payments made for 2016 Fiscal Year performance for each named executive officer were determined as follows:

Chief Executive Officer. During its annual review of compensation in 2016, the Compensation Committee set the bonus target amount for Mr. LoCascio at $475,000. Based on the Committee’s overall discretion with respect to the maximum payout achievable as discussed above, together with the Committee’s subjective assessment of this executive’s performance against non-metric strategic goals related to overall strategy, new product adoption, and marketing strategy, the Compensation Committee approved a 2016 payout of 80% of the bonus target amount, or $380,000 for this executive.
Chief Financial Officer. During its annual review of compensation in 2016, the Compensation Committee set the bonus target amount for Mr. Murphy at $210,000. Based on the Committee’s overall discretion with respect to the maximum payout achievable as discussed above, together with the Committee’s subjective assessment of this executive’s performance against non-metric strategic goals related to financial planning and management, operational and business support, and new product adoption, the Compensation Committee approved a 2016 payout of 75% of the bonus target amount, or $157,500 for this executive.
Chief Technology Officer. During its annual review of compensation in 2016, the Compensation Committee set the bonus target amount for Mr. Vanounou at $186,406. Based on the Committee’s overall discretion with respect to the maximum payout achievable as discussed above, together with the Committee’s subjective assessment of this executive’s performance against non-metric strategic and operational goals related to delivery of new products, enhancement and scalability of existing technology infrastructure, and ongoing technology talent recruitment, the Compensation Committee approved a 2016 payout of 85% of the bonus target amount, or $158,281 for this executive.
Executive Vice President, Business Affairs and General Counsel. During its annual review of compensation in 2016, the Compensation Committee set the bonus target amount for Ms. Greenberg at $125,000. Based on the Committee’s overall discretion with respect to the maximum payout achievable as discussed above, together with the Committee’s subjective assessment of this executive’s performance against non-metric strategic goals related to business support, litigation management, rollout of new products, and intellectual property matters, the Compensation Committee approved a 2016 payout of 80% of the bonus target amount, or $100,000 for this executive.
Executive Vice President, Global Field Organization. During its annual review of compensation in 2016, the Compensation Committee set the bonus target amount for Mr. Dean at $325,000. During its annual review of compensation in 2016, the Compensation Committee set the bonus target amount for Mr. Dean at $325,000. However, based on the Committee’s overall discretion with respect to the maximum payout achievable as discussed above, and in consideration of other relevant factors no bonus amount was paid in respect of 2016.

3.	Long-term Incentives - Equity-Based Awards
The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interests of our Named Executive Officers and our stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Compensation Committee may grant equity incentives under the Company’s 2009 Stock Incentive Plan in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards, including, without limitation, restricted stock units (RSUs) and deferred stock units. The exercise price for stock options is the grant date closing market price per share. Historically, the Compensation Committee has granted stock options that provide for service-based vesting in four equal annual installments beginning on the first anniversary of the grant date. Prior to 2015, the Compensation Committee did not grant restricted stock units and only started granting restricted stock units on a discretionary basis in 2015. To date, restricted stock units that have been granted provide for service-based vesting of 25% on the first anniversary of the grant date with quarterly vesting over the following 3 years.
The Company typically grants stock options on or after the first anniversary of hire for new employees or upon hire for new employees in key roles and, for existing employees, including officers, we grant options from time to time during the time they are employed by the Company, generally once per year or less frequently. Option grants for existing employees are reviewed annually and this has typically occurred toward the middle of the calendar year. The Company also grants restricted stock units on a discretionary basis from time to time as determined to be appropriate by the Compensation Committee.
The Compensation Committee has not granted stock based awards other than stock options and restricted stock units in the past. The Compensation Committee will evaluate the mix of stock options, restricted stock units and other stock based awards in the future to provide emphasis on preserving stockholder value generated in recent years while providing incentives for continued growth in stockholder value.
Each year, the Compensation Committee approves a total pool of equity awards available to grant in the year, after considering the following factors, in its discretion: potential dilution impact of the equity grants; stock-compensation expense related to the equity grants; and the equity grant history and total outstanding equity amounts of similarly situated companies, to the extent available. The Compensation Committee considers similarly situated companies to be those with similar market capitalization, revenue levels, and similar industry presence and product offerings such as the “software as a service” peer companies discussed above.
Following the determination by the Compensation Committee of the size of the total pool of equity available for grant in a given year, the Chief Executive Officer and the head of human resources make recommendations to the Compensation Committee concerning the allocation of the available pool of equity among specific employees and executive officers, after considering the following factors, in their discretion: existing equity holdings, including vesting status, strike price and quantity; responsibility level of employee; compensation (salary and incentive) structure of the employee; and the desire to allocate equity to those individuals who, by their retention, are expected to drive long term value for the Company.
The Compensation Committee reviews and approves the allocation of individual grants from the approved pool with heavy reliance on the recommendations of management based on these factors, and then may grant approval or make adjustments in its discretion based on the factors enumerated above, along with more generalized or subjective factors such as employment market conditions and employee retention goals, market norms, and general climate for stockholder relations and expectations, dilution and other factors that the Committee may deem appropriate.
In 2016, we granted no restricted stock unit awards or stock options to our Named Executive Officers. In performing its review of our Chief Executive Officer’s equity compensation, the Compensation Committee considered market data, data regarding equity compensation practices for chief executive officers of comparable companies, and the total amount, vesting status and the strike prices of historic equity grants received by this executive. The Committee also considered the significant roles Mr. LoCascio, Mr. Murphy, Ms. Greenberg, and Mr. Dean play in driving the Company’s performance and setting its strategic priorities, as well as their overall level of performance. Each of the named executive officers received a grant of restricted stock units in July 2015, subject to time-based vesting.

4.	Other Benefits and Perquisites
We do not offer special perquisites to our Named Executive Officers. The Company’s executive compensation program includes standard benefits that are also offered to all employees. These benefits include participation in the Company’s 401(k) plan accounts, including Company matching contributions, and Company-paid medical benefits and life insurance coverage. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance. The Company currently matches employee contributions to the participants’ 401(k) plan accounts up to a maximum matching contribution of $6,000. In 2015, the Compensation Committee adopted the Deferred Compensation Plan. Certain key employees of the Company, including our Named Executive Officers and members of our Board of Directors, are eligible to participate in the Deferred Compensation Plan and generally may defer the receipt of a portion of their base salary, bonus and/or directors’ fees until distribution (which may occur upon the following events: a specified time, a separation from service, death, disability, change of control, or financial hardship that arises in connection with an unforeseeable emergency). To date, none of the Named Executive Officers has elected to participate in the Deferred Compensation Plan. The Company may make discretionary or matching contributions to the Deferred Compensation Plan, which may or may not be subject to vesting, but has not done so to date.
Pay Elements - Evaluation of Individual Performance
In addition to the description of the Compensation Committee’s evaluation provided above, the Compensation Committee also structures and implements specific forms of compensation for the Named Executive Officers to reflect each Named Executive Officer’s individual performance and contribution to the Company. Below are certain of the objectives that each Named Executive Officer’s performance is measured against:
Chief Executive Officer. For 2016, the salary of Mr. LoCascio was reviewed by the Compensation Committee. Adjustments were made based on peer group data, historical salary level, the Company’s performance in the previous year as compared to the financial plan and strategic achievements. Mr. LoCascio’s annual incentive compensation is determined based on peer group data as well as the Company’s performance against objectives, in particular related to performance against adjusted EBITDA target and Company strategic achievements accomplished. Strategic achievements include long term objectives related to product and business strategy. Each of these components contributes to the determination of the bonus amount, which can then be adjusted up or down by the Compensation Committee in its discretion. Mr. LoCascio’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants), existing common stock holdings, strategic achievements and the Company’s performance in the previous year as compared to the financial plan. The actual amount of incentive equity granted is determined by the Compensation Committee in its discretion.

Chief Financial Officer. For 2016, the salary of Mr. Murphy was reviewed by the Compensation Committee in response to the recommendation of our Chief Executive Officer and Global Head of People and based on peer group data. Mr. Murphy’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Mr. Murphy’s achievement of individual objectives tied to the Company’s goals such as global financial infrastructure and strategic objectives. Mr. Murphy’s incentive equity is determined based on peer group data. The actual amount of incentive equity granted is recommended by the Chief Executive Officer and the Global Head of People in their discretion, and approved by the Compensation Committee in its discretion.
Chief Technology Officer. For 2016, the salary of Mr. Vanounou was reviewed by the Compensation Committee in response to the recommendation of our Chief Executive Officer and our Global Head of People, and based on peer group data as well as the officer’s historical salary levels and individual performance. Mr. Vanounou’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Mr. Vanounou’s achievement of individual objectives tied to the Company’s goals related to product delivery, product strategy, technology and hosting infrastructure. Mr. Vanounou’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants) and individual and Company performance in the previous year as compared to the financial and operating plan, particularly in those areas under the general discretion of the officer. The actual amount of incentive equity granted is recommended by the Chief Executive Officer and the Global Head of People in their discretion, and approved by the Compensation Committee in its discretion.
Executive Vice President, Business Affairs and General Counsel. For 2016, the salary of Ms. Greenberg was reviewed by the Compensation Committee in response to the recommendation of our Chief Executive Officer and our Global Head of People based on peer group data as well as the officer’s historical salary levels and individual performance. Ms. Greenberg’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Ms. Greenberg’s achievement of individual objectives tied to the Company’s goals. Ms. Greenberg’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants) and individual and Company performance in the previous year as compared to the financial and operating plan, particularly in those areas under the general discretion of the officer. The actual amount of incentive equity granted is recommended by the Chief Executive Officer and the Global Head of People in their discretion, and approved by the Compensation Committee in its discretion.
Executive Vice President, Global Field Organization. For 2016, the salary of Mr. Dean was reviewed by the Compensation Committee in response to the recommendation of our Chief Executive Officer and our Global Head of People, and based on peer group data as well as the officer’s historical salary levels. Mr. Dean’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Mr. Dean’s achievement of individual objectives tied to the Company’s goals related to global infrastructure and planning. The actual amount of incentive equity granted is recommended by the Chief Executive Officer and the Global Head of People in their discretion, and approved by the Compensation Committee in its discretion.
Stock Ownership Guidelines
Currently, we do not have specific share retention or ownership guidelines for our executives. However, we encourage our executives to hold an equity interest in our Company. Each of our executive officers retains substantial equity value in our Company in the form of common stock, and/or vested and unvested stock options.
Post-Termination Compensation and Benefits
Certain employment agreements with our executive officers provide for severance payments and benefits upon an involuntary termination of employment, or resignation for “good reason” (as defined in the agreement). In addition, certain executives are entitled to partial vesting acceleration in the event they are involuntary terminated or resign for good reason in connection with a change in control. The Compensation Committee believes the terms of these agreements are fair and reasonable and are in the best interests of the Company and our stockholders. Additional details regarding the employment agreements with our executives, including a description of the severance payments and benefits payable to our executives as well as estimates of amounts payable upon termination of employment, are disclosed in the sections of this Proxy Statement entitled “Employment Agreements for our Named Executive Officers” and “Potential Payments Upon Termination or Change-in-Control.”
Prohibition Against Certain Equity Transactions
Our Insider Trading Policy prohibits our officers from engaging in “short” sales or other transactions involving LivePerson-based derivative securities which could reasonably cause our officers to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. We prohibit our officers from entering into “short” sales because such transactions signal to the market that the officer has no confidence in us or our short-term prospects and may reduce the officer’s incentive to improve our performance. In addition, Section 16(c) of the Exchange Act expressly prohibits executive officers and directors from engaging in short sales. Our officers are also prohibited from trading in LivePerson-based put and call option contracts, transacting in straddles and similar transactions. These transactions would allow someone to continue to own the covered securities, but without the full risks and rewards of ownership. If an officer were to enter into such a transaction, the officer would no longer have the same objectives as our other stockholders.
Compensation Recovery Policy
We have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our Named Executive Officers where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. However, the amendment and restatement of our 2009 Stock Incentive Plan, submitted for stockholder approval at the Annual Meeting, specifically provides that the terms and conditions of an equity grant made pursuant to that plan might include compensation recovery provisions, as may be determined by the Board at the time of grant.
Compensation Committee Discretion
The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior asset management, investment or strategic accomplishments and/or consummation of acquisitions, divestitures, capital improvements to existing properties, or other management objectives.
Tax and Accounting Considerations
In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and to its executives. However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee will not limit compensation to those levels or types of compensation that are intended to be deductible. For example, our Compensation Committee considers the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury Department regulations that restrict deductibility for federal income tax purposes of executive compensation paid to our chief executive officer and each of our three other most-highly-compensated executive officers holding office at the end of any year, other than our Chief Financial Officer, to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. The members of our Compensation Committee qualify as outside directors for purposes of exempting executive compensation from the limits on deductibility under Section 162(m). However, the Compensation Committee believes that our interests are best served in certain circumstances by providing compensation that does not qualify as performance-based compensation under Section 162(m) and, accordingly, has granted such compensation which may be subject to the $1,000,000 annual limit on deductibility, including base salary, annual cash bonuses and stock options.
In addition to Section 162(m), Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. We have not agreed to pay any Named Executive Officer a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A.
The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.
Conclusion
The ultimate level and mix of compensation is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.
Submitted by the Compensation Committee of the Company’s Board of Directors:
Peter Block (Chair)
Kevin C. Lavan
Jill Layfield
David Vaskevitch
William G. Wesemann
The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Summary Compensation Table
The following table sets forth the compensation earned for all services rendered to us in all capacities in each of the last three fiscal years, by the following executive officers of the Company, whom we refer to as our Named Executive Officers.
Following the table is a discussion of material factors related to the information disclosed in the table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Robert P. LoCascio Chief Executive Officer	2016	540,536	—	—	380,000	17,096	(3)	937,632
	2015	534,038	1,134,100	—	380,000	18,381		2,066,519
	2014	511,538	—	477,750	475,000	6,430		1,470,718

Daniel R. Murphy Chief Financial Officer	2016	420,536	—	—	157,500	20,174	(3)	598,210
	2015	415,288	1,134,100	—	168,000	28,711		1,746,099
	2014	387,785	—	477,750	210,000	25,293		1,100,828

Eran Vanounou(4) Chief Technology Officer	2016	348,372	—	—	94,603	64,473	(5)	507,448
	2015	330,973	1,237,200	—	94,603	61,795		1,724,571
	2014	312,318	—	694,122	130,000	57,366		1,193,806

Monica L. Greenberg Executive Vice President, Business Affairs and General Counsel	2016	352,525	—	—	100,000	10,867	(3)	463,392
	2015	347,928	670,150	—	100,000	13,870		1,131,948
	2014	322,705	—	167,213	125,000	12,396		627,314

Dustin Dean Executive Vice President, Global Field Organization	2016	335,416	—	—	—	192,475	(3) (6)	527,891
	2015	335,416	1,031,000	—	227,500	418,136		2,012,052

(1)
Amounts represent the aggregate grant date fair value for restricted stock units and stock options granted in the fiscal year computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officers and there is no assurance that these grant date fair values will ever be realized by the Named Executive Officers. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1 of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2016 Fiscal Year, as filed with the SEC.

(2)
The performance-based, annual cash incentive bonuses earned in 2016 and paid in 2017 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2016, those earned in 2015 and paid in 2016 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2015 and those earned in 2014 and paid in 2015 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2014.

(3)
Amount includes: (i) $26 for premiums for term life insurance paid by us on behalf of Mr. LoCascio, Mr. Murphy, Ms. Greenberg, and Mr. Dean (ii) $6,000 for matching contributions to 401(k) plans paid by us on behalf of Mr. LoCascio, Mr. Murphy, Ms. Greenberg, and Mr. Dean, and (iii) $11,070, $14,148, $4,841, and $13,641 for Mr. LoCascio, Mr. Murphy, Ms. Greenberg, and Mr. Dean respectively, for health, dental, vision and disability insurance.

(4)
Payments to Mr. Vanounou were made in Israeli New Shekels, or NIS. For the 2016 Fiscal Year, an average exchange rate of approximately U.S. $1.00/NIS 3.84 was used to calculate amounts for Mr. Vanounou with respect to amounts under “Salary,” “Non-Equity Incentive Plan Compensation,” and "All Other Compensation".

(5)
Amount includes: (i) $18,393 for employer contributions to Mr. Vanounou’s executive insurance fund, (ii) $5,859 for employer contributions to Mr. Vanounou’s education fund, (iii) $1,711 for employer contribution to Mr. Vanounou’s disability insurance, (iv) $9,416 for employer contribution to the Israeli National Insurance Fund (vi) $28,504 for statutory contributions to Mr. Vanounou’s severance fund, and (vii) $590 paid as a convalescence allowance as required under Israeli labor law.

(6)	This amount includes: (i) $70,808 tax-equalization payment of Australian taxes, and (ii) $102,000 housing expenses.
Employment Agreements for our Named Executive Officers
Robert P. LoCascio, our Chief Executive Officer, is employed pursuant to an employment agreement entered into as of January 1, 1999. After its initial term, which expired on December 31, 2001, our agreement with Mr. LoCascio extended automatically for one-year terms beginning on each of January 1 in 2002 and 2003. Beginning in 2004, Mr. LoCascio’s employment with us has been at will, but is otherwise subject to the terms of the employment agreement, unless we agree with Mr. LoCascio in writing to alter the terms. Upon annual review in April 2017, Mr. LoCascio’s annual base salary was adjusted to $556,200, but the target incentive compensation has remained unchanged for 2017 at $475,000. The employment agreement we entered into with Mr. LoCascio provides for certain payments upon Mr. LoCascio’s termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.
Daniel R. Murphy, our Chief Financial Officer, is party to an employment agreement with us, dated as of March 27, 2011, that covers the terms and conditions of Mr. Murphy’s employment. Upon annual review in April 2017, Mr. Murphy’s annual base salary was adjusted to $432,600, but the target incentive compensation has remained unchanged for 2017 at $210,000. The employment agreement we entered into with Mr. Murphy provides for certain payments upon Mr. Murphy’s termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.
Eran Vanounou, our Chief Technology Officer, was party to an employment agreement with us, dated as of November 7, 2013, that covers the terms and conditions of Mr. Vanounou’s employment. Upon annual review in April 2017, Mr. Vanounou's annual base salary was adjusted to 1,378,000 NIS and an annual target bonus of 750,000 NIS. The employment agreement we entered into with Mr. Vanounou provides for us to establish and pay a certain percentage of Mr. Vanounou’s salary to an executive insurance fund which would cover payments made towards severance and disability and a certain percentage to an education fund which will be transferred to Mr. Vanounou upon his termination of employment. In addition, Mr. Vanounou’s employment agreement requires Mr. Vanounou to provide at least 120 days prior notice for a voluntary termination and if requested by us, Mr. Vanounou will provide transition services. If Mr. Vanounou’s full-time employment with us continues during the 120 month period following his notice of voluntary termination, at the option of the Company, he would be entitled to receive 120 days’ of his current base salary. If Mr. Vanounou is terminated by us without “cause”, he will be entitled to 120 days notice, or at the option of the Company a lump sum severance payment equal to 120 days of his then current base salary. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of this termination payment.
Monica Greenberg, our Executive Vice President, Business Affairs and General Counsel, is party to an employment agreement with us, dated as of October 25, 2006, that covers the terms and conditions of Ms. Greenberg’s employment. Upon annual review in April 2017, Ms. Greenberg’s annual salary was adjusted to $362,500, but the target incentive compensation has remained unchanged for 2017 at $125,000. The employment agreement we entered into with Ms. Greenberg provides for certain payments upon Ms. Greenberg’s termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.
Dustin Dean, our Executive Vice President, Global Field Organization, entered into an employment agreement with us, on January 25, 2005, that set forth the terms and conditions of Mr. Dean’s employment with us, which terms were modified by the international assignment letter dated August 13, 2013, which provided for certain payments and benefits associated with Mr. Dean’s Australian assignment, as well as certain payments upon Mr. Dean’s Australian termination during such Australian assignment. Mr. Dean’s assignment, and the employment agreement and international assignment letter, were scheduled to terminate on March 1, 2015. In February 2015, Mr. Dean and the Company entered into an agreement providing for certain payments and benefits in connection with the end of his Australian assignment and relocation back to the United States. Upon annual review in April 2017, Mr. Dean’s annual salary remained unchanged for 2017 at $325,000.

Potential Payments Upon Termination or Change-in-Control
The following table and footnotes describe and quantify the additional compensation that would have become payable to certain of our executives in connection with an involuntary termination of their employment or a change in control of LivePerson on December 31, 2016 pursuant to the employment agreements entered into with our Named Executive Officers. Where applicable, the amounts payable assume a $7.55 fair value of our common stock (the closing price of our common stock on December 31, 2016).

Named Executive Officer	Reason for Payment	Salary-Related Payments ($)		Bonus-Related Payments ($)		Accelerated Vesting of Equity Awards ($)		Other Benefits ($)
Robert P. LoCascio	Termination without cause or for good reason (regardless of whether a change of control occurred)	540,000	(1)	475,000	(2)	—		—
Daniel R. Murphy	Termination without cause or for good reason, not following a change of control	210,000	(3)	210,000	(4)	—		—
	Termination without cause or for good reason, following a change in control	210,000	(5)	210,000	(4)	294,922	(6)	—
Eran Vanounou(7)	Termination without cause or constructively terminated (regardless of whether a change of control occurred)	116,124	(8)	—		—		—
Monica L. Greenberg	Termination without cause or constructively terminated, not following a change of control	176,000	(9)	—		283,125	(10)	4,301	(11)
	Termination without cause or constructively terminated, following a change in control	264,000	(12)	—		283,125	(10)	4,301	(11)

(1)
Represents Mr. LoCascio’s annual base salary as of December 31, 2016. If Mr. LoCascio is terminated by us without “cause” or Mr. LoCascio terminates his employment for “good reason,” we must pay him an amount equal to 12 months of his then current base salary for the fiscal year in which the termination occurred. This amount is payable in three equal monthly installments beginning 30 days after his termination. “Cause” means (i) an act or acts of dishonesty, moral turpitude or intentional felonious behavior which are materially detrimental to the Company, (ii) failure by Mr. LoCascio to obey the reasonable and lawful orders of our Board of Directors, (iii) gross negligence by Mr. LoCascio in the performance of, or willful disregard by Mr. LoCascio of his obligations under the agreement, or (iv) a conviction of Mr. LoCascio (including entry of a guilty or nolo contendere plea) of a crime involving fraud, dishonesty or moral turpitude or a felony. The term “good reason” under Mr. LoCascio’s employment agreement means (i) if Mr. LoCascio has suffered a material change or diminution in duties and responsibilities, (ii) if our Board of Directors reduces the base salary or bonus to which Mr. LoCascio is entitled under the agreement, (iii) if we consummate a sale of all or substantially all of our assets to a third party and the third party does not assume the obligations of the Company under the agreement or (iv) if Mr. LoCascio is relocated to a location outside the New York Metropolitan area. Pursuant to the agreement, for a period of one year from the date of termination of Mr. LoCascio’s employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

(2)
Represents Mr. LoCascio’s 2016 Fiscal Year target bonus. If Mr. LoCascio is terminated by us without “cause” or Mr. LoCascio terminates his employment for “good reason,” we must pay him an amount equal to the pro rata portion of the bonus he would have been entitled to receive for the fiscal year in which the termination occurred. This amount is payable in three equal monthly installments beginning 30 days after his termination.

(3)
Represents Mr. Murphy’s base salary as of December 31, 2016 for 6 months. If Mr. Murphy is terminated by us without “cause” or Mr. Murphy terminates his employment for “good reason,” then subject to executing a release of claims, he is entitled to receive his then-current base salary for a period of 6 months following such termination. The term “cause” in Mr. Murphy’s employment agreement means a determination by the Company (which determination shall not be arbitrary or capricious) that: (i) he materially failed to perform his specified or fundamental duties to us or any of our subsidiaries, (ii) he was convicted of, or pled nolo contendere to, a felony (regardless of the nature of the felony), or any other crime involving dishonesty, fraud, or moral turpitude, (iii) he engaged in or acted with gross negligence or willful misconduct (including but not limited to acts of fraud, criminal activity or professional misconduct) in connection with the performance of his duties and responsibility to us or any our subsidiaries, (iv) he failed to substantially comply with the rules and policies of the Company or any of our subsidiaries governing employee conduct or with the lawful directives of the Board of Directors, or (v) he breached any non-disclosure, non-solicitation or other restrictive covenant obligation to us or any of our subsidiaries. If, in our reasonable discretion, we determine that an event or incident described in clause (i) or (iv) above is curable, then in order to terminate Mr. Murphy’s employment for cause pursuant to clause (i) or (iv) above, we will (a) provide Mr. Murphy with written notice of the event or incident that we consider to be “cause” within 30 calendar days following its occurrence, (b) provide Mr. Murphy with a period of at least 15 calendar days to cure the event or incident, and (c) if the cause persists following the cure period, terminate Mr. Murphy’s employment by written termination letter any time within 60 calendar days following the date that notice to cure was delivered to Mr. Murphy. The term “good reason” under Mr. Murphy’s employment agreement means one of more of the following conditions arising without his consent and subject to certain notice and cure periods: (a) a material reduction in his base salary, other than as part of an across-the-board reduction applicable to other similarly situated employees; (b) a material diminution in role, responsibilities and title; or (iii) a relocation of our principal office to a location more than 50 miles from our location on such date (or from such other location to which he has consented after the date of the agreement).

(4)
Represents Mr. Murphy’s 2016 Fiscal Year target bonus. If Mr. Murphy is terminated by us without “cause” or Mr. Murphy terminates his employment for “good reason” at any time on or before the date that bonuses for the prior fiscal year are paid, we must pay him an amount equal to the bonus he would have been entitled to receive for the prior fiscal year had he remained employed on the date bonuses for such fiscal year are paid.

(5)
Represents Mr. Murphy’s base salary as of December 31, 2016 for 6 months. If there is a change of control of the Company and Mr. Murphy is terminated by us without “cause” or Mr. Murphy terminates his employment for “good reason,” in each case within 12 months following the change of control, then subject to executing a release of claims, he is entitled to receive the following severance: (i) his then-current base salary for a period of 6 months following such termination and (ii) his outstanding options and/or other equity awards that are scheduled to vest in the 24-month period following his termination will accelerate and become exercisable upon such termination and will remain exercisable for up to 90 days following his termination.

(6)
Represents the closing price of our common stock on December 31, 2016 less the exercise price for the options and stock awards held by Mr. Murphy, multiplied by the number of shares underlying the options that would otherwise vest over the following 24 months.

(7)	Payments to Mr. Vanounou are made in Israeli New Shekels, or NIS. For this disclosure, an average exchange rate of approximately U.S. $1.00/NIS 3.84 was used to calculate amounts for Mr. Vanounou.

(8)
Represents Mr. Vanounou’s base salary as of December 31, 2016 for 120 days. If Mr. Vanounou is terminated by us without “cause”, then subject to executing a release of claims, he will be entitled to 120 days’ notice, or at the option of the Company a lump sum severance payment equal to 120 days of his then current base salary. The term “cause” in Mr. Vanounou’s employment agreement has substantially the same definition as provided above for Mr. Murphy.

(9)
Represents Ms. Greenberg’s base salary as of December 31, 2016 for 6 months. If Ms. Greenberg is terminated by us without “cause,” or Ms. Greenberg is “constructively terminated,” then subject to executing a release of claims, she is entitled to receive the following severance: (i) a lump sum severance payment equal to 6 months of her then current base salary, (ii) all of her outstanding options will accelerate and become exercisable upon such termination and will remain exercisable for up to 12 months following her termination, and (iii) up to 6 months of premium payments for health insurance coverage under COBRA. The term “cause” in Ms. Greenberg’s employment agreement has substantially the same definition as provided above for Mr. Murphy. The term “constructively terminated” under her employment agreement means one of more of the following conditions arising without her consent and subject to certain notice and cure periods: (a) a relocation of our primary offices outside a radius that is 40 miles from our current offices; or (b) a material diminution of her job responsibilities or level of authority or base salary.

(10)
Represents the closing price of our common stock on December 31, 2016 less the exercise price for the options and stock awards held by Ms. Greenberg, multiplied by the total number of unvested shares underlying the options.

(11)	Represents up to 6 months of premium payments for health insurance coverage under COBRA.

(12)
Represents Ms. Greenberg’s base salary as of December 31, 2016 for 9 months. If there is a change of control of the Company and Ms. Greenberg is terminated by us without “cause” or Ms. Greenberg is “constructively terminated,” in each case within 12 months following the change of control, then subject to executing a release of claims, she will be entitled to receive the same severance benefits as described above except the lump sum severance payment will be equal to 9 months (instead of 6 months) of her then current base salary.

Grants of Plan-Based Awards in 2016 Fiscal Year
The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in 2016, including performance-based awards.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($)	Target ($)(1)	Maximum ($)
Robert P. LoCascio	—	475,000	—

Daniel R. Murphy	—	210,000	—

Eran Vanounou	—	186,406	—

Monica L. Greenberg	—	125,000	—

Dustin Dean	—	—	—

(1)
Amounts shown represent the target awards that could have been earned by the Named Executive Officer under the Company’s annual cash incentive bonus plan for these executives. There were no threshold or maximum bonus opportunities. The target amount could be exceeded based on performance metrics. Awards are based on achievement of individual performance objectives, Company performance as measured by adjusted EBITDA and the achievement of strategic objectives. The Compensation Committee retains discretion to adjust the bonus amount paid to any employee or executive up or down, regardless of that person’s target bonus or specific corporate performance metrics. Additional information about these bonus opportunities appear in the section of this Proxy Statement entitled “Compensation Discussion and Analysis.” The actual incentives earned in 2016 and paid in 2017 are reflected in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

Outstanding Equity Awards at End of 2016 Fiscal Year
The following table sets forth information concerning outstanding equity awards held by each of the Named Executive Officers as of the end of the 2016 Fiscal Year.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Unit of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Robert P. LoCascio	25,000	—	1.79	3/5/2019	—	—
	400,000	—	13.28	4/22/2021	—	—
	100,000	—	16.98	9/4/2022	—	—
	52,500	17,500	9.24	7/1/2023	—	—
	50,000	50,000	10.13	4/25/2024	—	—
	—	—	—	—	62,500	471,875

Daniel R. Murphy	100,000	—	13.03	5/2/2021	—	—
	100,000	—	16.98	9/4/2022	—	—
	52,500	17,500	9.24	7/1/2023	—	—
	50,000	50,000	10.13	4/25/2024	—	—
	—	—	—	—	62,500	471,875

Eran Vanounou	55,000	55,000	13.37	2/9/2024	—	—
	—	—	—	—	68,750	519,063

Monica L. Greenberg	93,750	—	3.45	2/22/2018	—	—
	17,000	—	1.79	3/5/2019	—	—
	20,750	—	7.02	6/17/2020	—	—
	23,000	—	11.33	9/1/2021	—	—
	25,000	—	16.98	9/4/2022	—	—
	18,750	6,250	9.24	7/1/2023	—	—
	17,500	17,500	10.13	4/25/2024	—	—
	—	—	—	—	37,500	283,125

Dustin Dean	8,700	—	3.23	4/1/2018	—	—
	5,000	—	1.79	3/5/2019	—	—
	8,300	—	7.02	6/17/2020	—	—
	11,600	—	16.98	9/4/2022	—	—
	11,250	3,750	9.24	7/1/2023	—	—
	40,000	40,000	10.13	4/25/2024	—	—
	—	—	—	—	56,250	424,688

(1)
The total original number of shares subject to each stock option grant listed above vests as to 25% of the original number of shares covered by each stock option grant on the first anniversary of the grant date of each stock option (the “Grant Date”) and as to an additional 25% of the original number of shares at the end of each successive anniversary of the Grant Date until the fourth anniversary of the Grant Date, subject to the executive's continued service with the Company through each vesting date and any acceleration provisions set forth in each executive’s employment agreement as described above in “Employment Agreement for our Named Executive Officers.”

(2)
The total original number of units subject to each restricted stock unit award listed above vests over four years, with 25% of the units vesting on the first anniversary of the grant date (the “Grant Date”) and the balance vesting in equal quarterly installments over the following 36 months.

(3)	The market value of unvested restricted stock units is based on the closing market price of the Company's Common Stock on December 31, 2016 of $7.55.
Option Exercises and Stock Vested in 2016 Fiscal Year
The following table sets forth information concerning the number of shares acquired and the value realized by the Named Executive Officers as a result of stock option exercises in 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Robert P. LoCascio	55,000	143,000	33,750	254,813
Daniel R. Murphy	—	—	33,750	254,813
Eran Vanounou	—	—	—	—
Monica Greenberg	75,000	202,500	22,500	169,875
Dustin Dean	11,000	28,600	33,750	254,813
(1) Value realized on exercise is based on the market price of our common stock at the time of exercise less the exercise price, multiplied by the number of shares underlying the exercised option.
(2) Of the gross number of shares reported as vested, 18,101, 10,830, 16,613 and 16,244, respectively, were withheld by the Company to cover the executive's tax withholding obligation.
(3) Value realized on vesting is based on the market value of unvested restricted stock units is based on the closing market price of the Company's Common Stock on December 31, 2016 of $7.55.
Compensation of Directors in 2016 Fiscal Year
The following table sets forth information concerning the compensation of our non-employee directors in the 2016 Fiscal Year. Mr. Mossler joined the Board of Directors in May 2017 and thus did not receive any compensation in the 2016 Fiscal Year.
Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Peter Block	46,000	92,100	138,100
Kevin C. Lavan	55,000	92,100	147,100
Jill Layfield	—	126,700	126,700
David Vaskevitch	40,000	92,100	132,100
William G. Wesemann	50,000	92,100	142,100

(1)
This column represents the aggregate grant date fair value of stock options granted to each non-employee director in the 2016 Fiscal Year computed in accordance with FASB ASC Topic 718, and in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the non-employee directors and there is no assurance that these grant date fair values will ever be realized by the non-employee directors. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1(l) of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2016 Fiscal Year, as filed with the SEC.

(2)	As of December 31, 2016, the number of shares underlying unexercised stock options were: Mr. Block, 165,000; Mr. Lavan, 155,000; Mr. Vaskevitch 165,000; and Mr. Wesemann, 190,000.
In March 2015, based on a review of market data regarding non-employee director compensation, in order to align with median non-employee director compensation of our peer group companies, the Board determined that, effective as of June 2015, the annual cash stipend for our non-employee directors was to be raised to $35,000, and the annual equity grant for our non-employee directors will continue to be an option to purchase 30,000 shares of our common stock, which options are to be granted on the date of each annual meeting of stockholders pursuant to our 2009 Stock Incentive Plan. Annual equity grants for our non-employee directors typically vest over one year, while first year grants vest immediately.
As of January 1, 2013, our non-employee directors also receive a cash payment of $1,000 for attendance in person or by telephone at each meeting of the Board of Directors or committees of the Board of Directors, and they are reimbursed for reasonable travel expenses and other reasonable out-of-pocket costs incurred in connection with attendance at meetings. In addition, the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee receive an annual cash stipend of $10,000, $5,000 and $5,000, respectively.
Non-employee directors are granted options to purchase 35,000 shares of our common stock upon their election to the Board of Directors. These non-employee director option grants are made under our 2009 Stock Incentive Plan, adopted on June 9, 2009.
Directors who are also our employees receive no additional compensation for their services as directors.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee of our Board of Directors during the 2016 Fiscal Year were Mr. Block (Chair), Mr. Lavan Mr. Vaskevitch and Mr. Wesemann.
During the 2016 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•
none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•
none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

Certain Relationships and Related Transactions
Any transaction or series of transactions in which we participate and a related person has a material interest would require the prior approval by our Board of Directors. In such cases, the Board of Directors would review all of the relevant facts and circumstances and would take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If a transaction relates to a director, that director would not participate in the Board of Directors’ deliberations.
Related persons would include a member of our Board of Directors and our executive officers and their immediate family members. It would also include persons controlling over five percent of our outstanding common stock. Under our written policy on conflicts of interest, all of our directors, executive officers and employees have a duty to report to the appropriate level of management potential conflicts of interests, including transactions with related persons.
Pursuant to our Audit Committee Charter, our Audit Committee is responsible for reviewing potential conflict of interest situations and approving, on an ongoing basis, all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K. In particular, our Audit Committee Charter requires that our Audit Committee approve all transactions between the Company and one or more directors, executive officers, major stockholders or firms that employ directors, as well as any other material related party transactions that are identified in a periodic review of our transactions.
Since the beginning of the 2016 Fiscal Year, the Company has not been a participant in any transaction with a related person other than the indemnification agreements described below.
Indemnification Agreements with Directors and Executive Officers
Our Fourth Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws, as amended, provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. We monitor developments in Delaware law in order to provide our directors and officers the highest level of protection under the law. Our Board approved an updated form of indemnification agreement which was filed as an exhibit to our 2011 Annual Report on Form 10-K. The form of indemnification agreement used by the Company contains provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain highly qualified individuals to serve the Company. We also have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Membership and Role of the Audit Committee
The Audit Committee consists of the following members of the Company’s Board of Directors: Kevin C. Lavan (Chair), Jill Layfield, David Vaskevitch and William G. Wesemann. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is an “audit committee financial expert” as defined by the SEC.
The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The Audit Committee charter is available at http://www.liveperson.com/company/ir/corporate-governance.
Review of the Company’s Audited Consolidated Financial Statements for the 2016 Fiscal Year
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor for the Company’s 2016 fiscal year, BDO USA, LLP, was responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted accounting principles.
In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2016 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with BDO USA, LLP, the Company’s independent registered public accounting firm for the 2016 Fiscal Year, the matters required to be discussed by PCAOB Statement No. 16 (“Communication with Audit Committees”), as amended, which includes, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements. In addition, the Audit Committee has also received the written disclosures and the letter from BDO USA, LLP required by Public Company Accounting Oversight Board independence standards, as amended, and the Audit Committee has discussed with BDO USA, LLP the independence of that firm from the Company.
Conclusion
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2016 Fiscal Year for filing with the SEC.
Not all of the members of the Audit Committee are professionally engaged in the practice of auditing or accounting and all are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations, efforts and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that BDO USA, LLP is in fact “independent.”

Submitted by the Audit Committee of the Company’s Board of Directors:
Kevin C. Lavan (Chair)
Jill Layfield
David Vaskevitch
William G. Wesemann
The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PROPOSAL TWO - RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed the firm of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, including each quarterly interim period, and the Board of Directors is asking the stockholders to ratify this appointment.
Although stockholder ratification of the Audit Committee’s appointment of BDO USA, LLP is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.
A representative from BDO USA, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Fees Billed to the Company for Services Rendered during the Fiscal Years Ended December 31, 2016 and 2015
BDO USA, LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2016 and 2015.

Fiscal Years 2016 and 2015 Accounting Fees
Fees	2016 Fiscal Year	2015 Fiscal Year
Audit Fees(1)	$603,310	$613,558
Audit-Related Fees(2)	$17,450	$17,425
Tax Fees(3)	$16,400	$—
All Other Fees(4)	$—	$—

(1)
“Audit Fees” consists of fees for professional services rendered in connection with the audit of the Company’s consolidated annual financial statements, the review of the Company’s interim condensed consolidated financial statements included in quarterly reports, the audits in connection with statutory and regulatory filings or engagements and the audit of the Company’s internal controls over financial reporting.

(2)	“Audit-Related Fees” consists primarily of fees for professional services rendered in connection with the audits of the Company’s employee benefit plan and acquisition accounting due diligence.

(3)	“Tax Fees” consists of fees billed for professional services rendered for tax compliance, tax consulting and tax planning services.

(4)	“All Other Fees” - none.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.
As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule is specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, this schedule serves as the budget for fees by specific activity or service for the year.
A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.
Required Vote
The affirmative vote of the majority of the shares of common stock represented and voting at the Annual Meeting at which a quorum is present and entitled to vote is required to ratify the Audit Committee’s selection of BDO USA, LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the Company’s or our stockholders’ best interests.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL TWO TO RATIFY THE AUDIT COMMITTEE’S SELECTION OF BDO USA, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL THREE - ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
At our 2011 annual meeting, a majority of our stockholders recommended that an advisory resolution with respect to Named Executive Officer compensation be presented to the Company’s stockholders every year. This non-binding advisory vote is commonly referred to as a “say on pay” vote. Our Board of Directors adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are requesting your advisory approval of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 13 to 22 of this Proxy Statement.
As more fully described in this Proxy Statement under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, to reward officers’ individual performance against objectives that achieve the Company’s strategy and the creation of long term value for stockholders and to provide a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking.
We believe we utilize a well-proportioned mix of security-oriented compensation, retention benefits and at-risk compensation which produces both short-term and long-term performance incentives and rewards. By following this approach, we provide each of our Named Executive Officers a measure of security in the base compensation that the individual is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company, as well as incentives for executive retention. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives.
The Compensation Committee and the Board of Directors believe that the design of our executive compensation program, and hence the compensation awarded to our Named Executive Officers under the current program, fulfills the objectives set forth above.
We encourage you to carefully review the “Compensation Discussion and Analysis” beginning on page 13 of this Proxy Statement for additional details on LivePerson’s executive compensation, including LivePerson’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our Named Executive Officers in the 2016 Fiscal Year.
We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to approve, on an advisory basis, “For” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to LivePerson, Inc.’s Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth on pages 13 to 22 of this Proxy Statement, is hereby approved.”
Required Vote
Although, as an advisory vote, this proposal is not binding upon us or the Board, the Compensation Committee, which is responsible for recommending to the full Board the amount and form of compensation to be paid to our executive officers, including our Named Executive Officers, will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on specific policies and desirable actions. The affirmative vote of the majority of the shares of common stock represented and voting at the Annual Meeting at which a quorum is present and entitled to vote is required to approve this Proposal Three.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL THREE, AND APPROVE THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVES OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR - ADVISORY VOTE ON FREQUENCY
OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

Rule 14A of the Securities and Exchange Act of 1934, as amended, which was implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires us, this year, to provide our stockholders with an opportunity to cast an advisory vote to determine the frequency with which the Company should present future proposals seeking an advisory stockholder vote to approve the compensation of our Named Executive Officers, as such compensation is disclosed pursuant to the disclosure rules of the SEC (the “say-on-pay vote”). We must solicit your advisory vote on whether to present future say-on-pay votes every one, two or three years. Stockholders may vote as to whether future say-on-pay votes should occur every one, two or three years, or may abstain from voting on the matter.

We believe that the say-on-pay vote should be conducted every year so that stockholders may annually express their views on the Company’s compensation program as it relates to our Named Executive Officers. Our Stockholders voted on a similar proposal in 2011 and a majority voted in favor of conducting the say-on-pay vote every year, and votes have been conducted annually since that time. The Company values the opinions expressed by our stockholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation in the future. While compensation decisions and programs are often proceed over a multi-year timeframe, annual feedback from our stockholder through the say-on-pay vote has been valuable to the process.

Required Vote

The Board of Directors recommends that the stockholders vote to hold an advisory vote on the compensation of our named executive officers (say-on-pay vote) every (one) year. The stockholders’ vote, however, is not to approve or disapprove the Board’s recommendation. When voting on this Proposal, stockholders have four choices: stockholders may elect that we hold future advisory votes to approve the compensation of our named executive officers every year, every two years or every three years, or you may abstain from voting. The number of years that receives the highest number of votes, at the Annual Meeting at which a quorum is present and entitled to vote, will be the frequency that stockholders approve.

As an advisory vote, the vote on Proposal Four is not binding upon us, and the Compensation Committee and the Board of Directors may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on the compensation of our named executive officers more or less frequently than the option approved by our stockholders. However, the Compensation Committee and the Board of Directors will consider the outcome of the vote when making future decisions on executive compensation.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR, BY THE SELECTION OF “ONE YEAR” FOR PROPOSAL FOUR ON THE PROXY VOTING CARD.

PROPOSAL FIVE - APPROVAL OF THE AMENDED AND RESTATED 2009 INCENTIVE PLAN TO INCREASE SHARES RESERVED FOR ISSUANCE THEREUNDER
The LivePerson, Inc. 2009 Stock Incentive Plan was originally adopted by our Board of Directors in April 2009 and approved by the stockholders in June 2009. The 2009 Stock Incentive Plan was amended and restated in April 2012 and approved by the stockholders in June 2012. The second amendment and restatement of our 2009 Stock Incentive Plan (the “Incentive Plan”) was approved by our Board of Directors on April 30, 2017, subject to the approval the Company’s stockholders at the Annual Meeting. The Incentive Plan (as amended and restated) incorporates changes to increase the number of shares authorized for issuance under the Incentive Plan by an additional 4,000,000 shares and makes other operational amendments, including: to add the ability of the Board to subject awards granted under the Incentive Plan to clawback, to revise the dividend policy to disallow the distribution of dividends in respect of unvested awards, and to update the mechanics for collecting tax withholding proceeds from plan participants. At the Annual Meeting, stockholders are now being asked to approve the Incentive Plan (as amended and restated), including the authorization for an additional 4,000,000 shares to be reserved for issuance under the Incentive Plan. In addition, approval of this proposal is intended to constitute a reaffirmation of the performance-based compensation provisions contained in the Incentive Plan for purposes of Section 162(m) of the Code.
The purpose of the Incentive Plan is to advance the interests of the Company’s stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Our Board of Directors believes strongly that the approval of the Incentive Plan is essential to our continued success. In particular, we believe that the awards permitted under the Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals and are crucial to our ability to motivate our employees to achieve the Company’s goals.
Approval of the Incentive Plan is needed at this time principally to replenish the Incentive Plan’s share reserve, which has not been refreshed since our annual stockholder meeting in June 2012, at which time 4,250,000 shares were added to the reserve. Our grant practices and share usage following the 2012 approval remained consistent with the intended outcome, as forecasted at that time, for the reserved share pool to last 3-5 years. In fact, that prior share pool was successfully managed to cover grants for approximately five (5) years. It is expected that, at the time of the Annual Meeting, less than 15% of the prior pool will remain available for issuance as new grants. The Company currently anticipates the request of 4,000,000 additional shares to again meet our equity grant needs over the next 3-5 years, depending, in part, on our equity grant practices and continued growth of the Company’s employee population.
The Incentive Plan (prior to this latest amendment and restatement) already incorporated a number of key good governance features, which have been supplemented by certain of the amendments included in the Incentive Plan being proposed to stockholders in this proposal, as outlined below.
The following is a summary of the principal features of the Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the Incentive Plan. It is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached as Appendix B to this proxy statement.
General
The Incentive Plan will allow us the flexibility to achieve our goals and incent our service providers through awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock and cash-based awards. Each of these is referred to individually as an “award.” Below is a summary of the material terms of the Incentive Plan, including the key good corporate governance features, including:

•
The Incentive Plan includes a share counting provision whereby each restricted stock and restricted stock unit award (or other “full value”) granted will count as though 1.5 shares have been issued for purposes of monitoring share usage, limiting the Incentive Plan’s potential dilution impact on stockholders.

•
The Incentive Plan share reserve does not benefit from liberal share recycling provisions, and the limited recycling provision specifically prohibits shares of common stock used by a participant to cover the payment of the exercise price of a stock option and tax obligations related to an award from being added back to the number of shares available for future award grants.

•
The Company recognizes that “evergreen” share reserve provisions have the potential for built-in dilution to stockholder value. Therefore to address potential stockholder concerns, the Incentive Plan does not include an “evergreen” share reserve provision.

•
The Incentive Plan includes specific performance goals and limitations on the number of shares and the value of awards that may be granted under the Incentive Plan so that awards granted under the Incentive Plan may be designed to qualify as qualified performance-based compensation under Section 162(m) of the Code. These provisions will allow the Company to maximize the income tax deductions that it may take for awards issued under the Incentive Plan.

•	The Incentive Plan limits the overall number of shares of common stock that may be used with respect to grants to directors that are not employees of the Company at the time of grant.

•
Stock options and stock appreciation rights granted under the Incentive Plan must be granted with an exercise price (or measurement price, as applicable) that is not less than the fair market value of a share of our common stock on the date of grant.

•
The exercise price of any outstanding award may not be reduced, whether through amendment, cancellation or replacement grants with options, other awards and/or cash, or by any other means without stockholder approval.

•
Restricted stock and restricted stock unit awards and other stock or cash-based awards are subject to certain minimum vesting requirements. Specifically, such awards with solely time-based vesting must generally vest over at least a 3-year period from the date of grant and such awards that do not vest solely based on the passage of time must generally vest over at least a 1-year period from the date of grant, except that such limitations will not apply to such awards granted with respect to up to 5% of the total shares authorized for issuance under the Incentive Plan.

•
The Incentive Plan provides that any dividend and dividend equivalent rights provided as part of a restricted stock or restricted stock unit award, may not allow for dividends to be paid currently, but rather all such dividends must be accrued and paid only when and if the underlying award vests.

•	The Board may, in an award agreement, subject any award to a clawback provision;

•	The Incentive Plan does not provide for an automatic “single-trigger” acceleration of vesting on unvested awards in the event of a change in control of the Company.

•	The Incentive plan does not provide any tax-gross ups to participants.
All awards made under the Incentive Plan are discretionary. Therefore, the benefits and amounts that will be received or allocated under the Incentive Plan are not determinable.
As of April 17, 2017, the fair market value of one share of our common stock was $6.90.
Share Reserve and Individual Award Limits
The maximum aggregate number of shares of Company common stock that will be available for issuance under the Incentive Plan is (A) 14,250,000 shares, which includes an additional 4,000,000 shares added in connection with this proposal, plus (B) such additional number of shares as is equal to the sum of (i) the number of shares reserved for issuance under the Company’s Amended and Restated 2000 Stock Incentive Plan that remained available for grant under the plan as of June 9, 2009 and (ii) any shares subject to awards granted under the Company’s Amended and Restated 2000 Stock Incentive Plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right, subject, however, in the case of incentive stock options to any limitations of the Code; provided that in no event will the sum of (i) and (ii) above exceed 13,567,744 shares.
Any restricted stock or restricted stock unit award or other stock-based award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant, will be counted against the shares reserved for issuance under the Incentive Plan, and the limits described below, as 1.5 shares for every 1 share subject to such award and all other awards made under the Incentive Plan will be counted against the shares reserved for issuance under the Incentive Plan, and the limits described below, as 1 share for every 1 share underlying the award. To the extent a share that was subject to an award that was counted as 1.5 shares is returned to the Incentive Plan, the share reserve and limits will be credited with 1.5 shares. To the extent a share that was subject to an award that was counted as 1 share is returned to the Incentive Plan, the share reserve and limits will be credited with 1 share.

Under the Incentive Plan, the maximum number of shares with respect to which awards may be granted to any participant under the Incentive Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of a stock option in tandem with a stock appreciation right is treated as a single award. In addition, the maximum number of shares with respect to which awards may be granted to directors who are not employees of the Company at the time of grant is 5% of the maximum number of shares authorized for issuance under the Incentive Plan. The maximum amount of cash payable under a performance-based award may not exceed $1,000,000 per participant per calendar year.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, the Board of Directors will make equitable adjustments to the maximum number and type of shares or other securities that may be issued under the Incentive Plan, the maximum number and type of shares that may be granted to any participant in any calendar year, the number and type of shares subject to outstanding awards, the exercise price or grant price of outstanding awards and other necessary adjustments in connection with the Incentive Plan.
Administration
The Incentive Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Incentive Plan and to interpret the provisions of the Incentive Plan and any award agreements entered into under the Incentive Plan. Pursuant to the terms of the Incentive Plan, the Board of Directors may delegate certain authority under the Incentive Plan to one or more committees or subcommittees of the Board of Directors or one or more officers of the Company satisfying applicable laws (collectively, referred to as the “Board”).
Subject to the provisions of the Incentive Plan, the Board has the power to select the recipients of awards, to determine the number of shares subject to any award, to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to awards, to determine whether, and the extent to which, adjustments are required under the Incentive Plan, and to determine the terms and conditions of awards. Discretionary awards to our non-employee directors will only be granted and administered by a committee of the Board, all of the members of which are independent as defined by the Nasdaq Marketplace Rules.
The Board may also modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
Eligibility and Types of Awards under the Incentive Plan
The Incentive Plan permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock and cash-based awards. Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted awards under the Incentive Plan. As of April 17, 2017, approximately 963 persons were eligible to participate in the Incentive Plan, including the Company’s six executive officers and four non-employee directors.
Options
The Board may grant nonstatutory stock options or incentive stock options (which are entitled to potentially favorable tax treatment) under the Incentive Plan. The number of shares covered by each stock option granted to a participant (subject to the Incentive Plan’s stated limit) and all other terms and conditions will be determined by the Board. The stock option exercise price is established by the Board and must be at least 100% of the fair market value of a share on the date of grant. Consistent with applicable laws, regulations and rules, and to the extent authorized by the Board, payment of the exercise price of stock options may be made in one of more of the following: (i) cash or check, (ii) broker assisted cashless exercise, (iii) shares of our common stock, (iv) net exercise, (v) delivery to the Company of a promissory note, (vi) any other lawful means, or (vii) any combination of these permitted forms of payment. Unless otherwise approved by the Company’s stockholders, the Incentive Plan prohibits decreasing the exercise price of an option or cancelling an option and replacing it with an award with a lower exercise price.
After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the applicable stock option agreement. Unless otherwise provided by the Board, unvested stock options will generally expire upon termination of the participant’s employment and vested stock options will generally expire (i) 3 months following a termination for any reason other than death, disability or cause, (ii) 12 months following a termination due to death or disability and (iii) immediately following a termination for cause. In no event, however, may a stock option be exercised beyond its original expiration date. The term of a stock option will not exceed 10 years from the date of grant.

Stock Appreciation Rights
The Board may grant stock appreciation rights under the Incentive Plan. Stock appreciation rights typically provide for the right to receive the appreciation in the fair market value of our common stock between the grant date and the exercise date. The Board may grant stock appreciation rights either alone or in tandem with a stock option granted under the Incentive Plan. The number of shares of Company common stock covered by each stock appreciation right (subject to the Incentive Plan’s stated limit) and all other terms and conditions will be determined by the Board. Stock appreciation rights are generally subject to the same terms and limitations applicable to options or, when granted in tandem with an option, to the same terms as the option. Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Board, in its sole discretion. Unless otherwise approved by the Company’s stockholders, the Incentive Plan prohibits decreasing the exercise price of a stock appreciation right or canceling a stock appreciation right and replacing it with an award with a lower exercise price.
Restricted Stock
The Board may award shares of restricted stock under the Incentive Plan. Shares of restricted stock are shares that vest in accordance with the terms and conditions established by the Board in its sole discretion. The Board will determine the terms of any restricted stock award, including the number of shares subject to such award (subject to the Incentive Plan’s stated limit), and the minimum period over which the award may vest. Specifically, with respect to restricted stock awards with solely time-based vesting, generally no portion of the award may vest until the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third of the award may be vested prior to the second anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds of the award may be vested prior to the third anniversary of the date of grant (or, in the case of awards granted to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). With respect to restricted stock awards that do not vest solely based on the passage of time, generally no portion of the award may vest prior to the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). These minimum vesting schedules do not apply to awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the Incentive Plan. Participants holding restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, which dividends shall be accrued and become payable when and if the restricted stock vests. When the restricted stock award conditions are satisfied, the shares will no longer be subject to forfeiture as the participant is vested in the shares and has complete ownership of the shares.
Restricted Stock Units
The Board may also grant an award of restricted stock units under the Incentive Plan. A restricted stock unit is a bookkeeping entry representing an amount equivalent to the fair market value of one share of our common stock. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit award. The Board will determine the terms of any restricted stock unit award, including the number of shares covered by such award (subject to the Incentive Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards. Restricted stock unit awards may include a dividend equivalent right feature, but any dividends payable to stockholders will accrue with respect to the restricted stock unit and become payable only when and if the underlying restricted stock unit vests. When the participant satisfies the conditions of a restricted stock unit award, the Company will pay the participant cash or shares of our common stock to settle the vested restricted stock units. The Board may permit a participant to elect to defer the settlement of his or her vested restricted stock unit award until a later date; provided that such deferral election must be made pursuant to an exemption from, or in compliance with, Code Section 409A.
Other Stock-Based and Cash-Based Awards
Under the Incentive Plan, the Board may also grant awards of shares of our common stock or other awards denominated in cash. The Board will determine the terms of any such stock-based or cash-based award, including the number of shares or amount of cash, as applicable, covered by such award (subject to the Incentive Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards.
Performance Awards
The Board may grant performance awards under the Incentive Plan, provided that performance awards granted to any “covered employee” within the meaning of Code Section 162(m) that is intended to qualify as “performance-based compensation” under Code Section 162(m) will only be made by the Compensation Committee. Performance awards provide participants with the opportunity to earn a payout subject to the award only if certain performance goals or other vesting criteria are achieved. The Compensation Committee will establish the performance goals or other vesting in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. The Compensation Committee has discretion to determine other terms of the performance award, including the number of shares or value subject to a performance award (subject to the Incentive Plan’s stated limit), the period as to which performance is to be measured (which may be no shorter than a one-year period), any applicable forfeiture provisions, and any other terms and conditions consistent with the Incentive Plan. After the completion of the performance period applicable to the award, the Compensation Committee will measure performance against the applicable goals and other vesting criteria and determine whether any payment will be made under the award. If the participant satisfies the conditions of the performance share award, the Company will pay the participant cash or shares or any combination of both to settle the award.
Performance Goals
The Compensation Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on certain performance goals (as described below). In addition, the Compensation Committee may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m), provided that the performance criteria for such award or portion of an award will be based on one or more performance goals selected by the Compensation Committee and specified no later than the latest possible date in order for the award to qualify as “performance-based compensation” under Code Section 162(m). Notwithstanding any provision of the Incentive Plan, with respect to any performance award that is intended to qualify as “performance-based compensation” under Code Section 162(m), the Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant or a change in control of the Company.
The performance criteria for each such performance award will be based on one or more of the following objectively measurable performance goals: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/ or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, (o) introduction of new products, (p) expansion into new markets or (o) achievement of other strategic or operational goals.
These performance goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance goals will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will otherwise comply with the requirements of Code Section 162(m). Awards that are not intended to qualify as “performance-based compensation” may be based on these or such other performance goals as the Board may determine.
Transferability of Awards
Awards granted under the Incentive Plan generally may not be transferred other than by will or the laws of descent and distribution or other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. The Board may in its sole discretion permit and subject to certain conditions provide for the gratuitous transfer of an award to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof to the extent permitted under Form S-8 under the Securities Act of 1933, as amended.
Change in Control
In the event of a change in control of the Company, each outstanding award will be treated as the Board of Directors determines, including, without limitation, that each award be assumed or an equivalent option or right substituted by the successor corporation. The vesting of awards that are unvested at the time of a change in control does not automatically accelerate. The Board of Directors will generally not be required to treat all awards, all awards held by a participant, or all awards of the same type, similarly in the transaction. Upon the occurrence of a liquidation or dissolution of the Company, except to the extent specifically provided otherwise in the restricted stock or restricted stock unit award agreement or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock and restricted stock unit awards then outstanding will automatically be deemed terminated or satisfied.
Amendment and Termination; Forfeiture Events
The Board of Directors may amend the Incentive Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent the amendment is required by applicable laws, regulations or rules. No award will be made that is conditioned upon stockholder approval of any amendment to the Plan. The Board of Directors may also suspend or terminate the Incentive Plan at any time and for any reason. The Incentive Plan will terminate on June 8, 2019 unless re-adopted or extended by the stockholders prior to or on such date or unless terminated earlier by the Board of Directors. The termination or amendment of the Incentive Plan may not materially and adversely affect the rights of participants under the Incentive Plan.
The Board of Directors may specify in any award agreement that the Participant’s rights, payments and benefits with respect to the award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the award.
Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the Incentive Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Incentive Plan.
A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (2-years from the date of grant and 1-year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
For awards of restricted stock, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
A participant is not deemed to receive any taxable income at the time performance awards or restricted stock units are granted. Instead, a participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such award (if any) when the vested performance awards or restricted stock units are settled and distributed. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
Code Section 409A contains certain requirements for non-qualified deferred compensation arrangements with respect to a participant’s deferral and distribution elections and permissible distribution events. Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Code Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Code Section 409A fails to comply with its provisions, Code Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is generally allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to each of the Company’s three most highly compensated executive officers (other than our chief executive officer and our chief financial officer). In general, annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year, the maximum value that may be received by an employee during a specified period and/or imposing performance requirements on the award) and if the material terms of such compensation are disclosed to and approved by the Company’s stockholders. The Incentive Plan is structured with the intention that compensation resulting from awards granted under the Incentive Plan may qualify as “performance-based compensation” and, if so qualified, would be deductible. Such continued treatment is subject to, among other things, approval of the Incentive Plan by the Company’s stockholders. Accordingly, the Company is seeking such approval and, if the Company’s stockholders approve the amendment and restatement of the Incentive Plan, they will be deemed to specifically approve the Incentive Plan for purposes of compliance with the “performance-based compensation” rules set forth in Code Section 162(m).
Awards to be Granted to Certain Individuals and Groups
The number of awards (if any) that an eligible participant may receive under the Incentive Plan is in the discretion of the Board and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of Company common stock subject to options granted under the Incentive Plan during the last fiscal year and (b) the weighted average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted (#)	Average Per Share Exercise Price ($)	Number of Shares subject to Restricted Stock Awards and/or Restricted Stock Units (#)	Dollar Value of Shares subject to Restricted Stock Awards and/or Restricted Stock Units ($)

All executive officers, as a group	—	$—	—	$—
All directors who are not executive officers, as a group	155,000	$7.49	—	$—
All employees who are not executive officers, as a group	635,250	$7.26	513,650	$3,246,268
Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of Company common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of this Proposal Five.

Recommendation of the Board
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL FIVE TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE PLAN, INCLUDING TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN BY 4,000,000 SHARES.

PROPOSAL SIX - APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN TO INCREASE SHARES RESERVED FOR ISSUANCE THEREUNDER
Our 2004 Employee Stock Purchase Plan, as amended (the “ESPP”) is a benefit that we make broadly available to our employees and employees of our participating subsidiary corporations that allows them to purchase shares of Company Common Stock (“Shares”) at a discount. The ESPP helps us attract, motivate and retain highly qualified employees and promotes employee stock ownership, which aligns employees’ interests with those of our stockholders. We are asking stockholders to approve amending the ESPP to increase by 1,000,000 shares the number of Shares reserved for issuance under the ESPP. The Purchase Plan was approved by the Board of Directors on April 30, 2017. The Purchase Plan will become effective upon its approval by the stockholders at the Annual Meeting.
If stockholders approve this proposal, the total number of Shares authorized and reserved for issuance under the ESPP will be 2,000,000 shares. However, if this proposal is rejected by stockholders, the total number of Shares authorized and reserved for issuance under the ESPP will remain at 1,000,000, of which approximately 152,000 remain available for issuance as of April 1, 2017. Based on our current forecasts and estimated participation rates, if the increase is not approved, it is anticipated that the ESPP will run out of available Shares in approximately December 2017.
General
The Board of Directors believes that the Purchase Plan will encourage our employees to acquire shares of our common stock, thereby better aligning their interests with other stockholders, help provide for the future financial security of our employees and foster good employee relations. Therefore, we believe that the Purchase Plan will be an important part of our compensation program and will be essential to our ability to attract, retain and motivate highly qualified employees in an extremely competitive environment.
Participation in the Purchase Plan will be voluntary and dependent on each eligible employee’s election to participate and their designated payroll deductions. Therefore, the benefits and amounts that will be received or allocated under the Purchase Plan are not determinable. Since the Purchase Plan is not yet effective, no purchases have been made under the Purchase Plan. As of the date of this proxy statement, assuming approval of the Purchase Plan, 1,000,000 shares of Company common stock would be available for issuance under the Purchase Plan.
As of April 17, 2017, the fair market value of a share of Company common stock was $6.90.
The following is a summary of the principal features of the Purchase Plan. This summary does not purport to be a complete description of all of the provisions of the Purchase Plan. It is qualified in its entirety by reference to the full text of the Purchase Plan, which is attached as Appendix C to this proxy statement.
Description of Purchase Plan
Share Reserve
The aggregate number of shares of Company common stock that will be available for issuance under the Purchase Plan is 1,000,000 shares. The shares may be made available from authorized but unissued shares of Company common stock. In the event of any change to the Company’s outstanding common stock, such as a recapitalization, stock split or similar event, appropriate adjustments will be made to the Purchase Plan and to each outstanding option.
Eligibility
Any person who is employed by LivePerson (or by any of its designated subsidiaries) for at least 20 hours per week is eligible to participate in the Purchase Plan, subject to certain limitations imposed by Section 423(b) of the Code, including (i) the requirement that no person may be granted rights under this Purchase Plan (and all plans qualified under Section 423(b) of the Code maintained by the Company or any parent or subsidiary) to purchase more than $25,000 worth of Company common stock (valued at the time each right is granted) for each calendar year in which rights are outstanding, and (ii) the requirement that, no person who owns or holds options to purchase or who, as a result of participation in the Purchase Plan, would own or hold options to purchase 5% or more of our outstanding common stock is eligible to participate in the Purchase Plan. Non-employee directors are not eligible to participate in the Purchase Plan.
As of April 17, 2017, approximately 959 employees were eligible to participate in the Purchase Plan, of which six were executive officers of the Company.

Participation in an Offering
Shares will initially be offered under the Purchase Plan through consecutive three-month offering periods. To participate in the Purchase Plan, eligible employees must authorize payroll deductions in any multiple of one percent (1%) up to fifteen percent (15%) of eligible earnings, including, base salary, bonuses, overtime pay, and commissions. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive offering period until such time as the employee withdraws or is withdrawn from the Purchase Plan.
Purchase Price
The purchase price per share of Company common stock under the Purchase Plan will be no less than 85% of the lesser of the fair market value of our common stock on (i) the first day of the relevant offering period or (ii) the last day of the relevant purchase period. The fair market value of our common stock on these measurement dates will be equal to the closing price per share as reported on Nasdaq. The purchase price per share will initially be equal to 85% of the fair market value of our common stock on the last day of the relevant purchase period.
Shares Purchased
The number of shares of our common stock a participant purchases during each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s paychecks during the offering period by the purchase price. The amount of shares purchased may be limited by the $25,000 limitation set forth in Section 423(b) of the Code and described above. In addition, the Purchase Plan limits the amount of shares that any participant can purchase during any consecutive 12-month period to 2,000 shares, and the amount of shares that all participants can purchase during any consecutive 12-month period to 250,000 shares, provided that the plan administrator will establish the maximum amount of shares that any participant and all participants can purchase on any purchase date prior to the beginning of the relevant offering period. In the event that the number of shares of Company common stock that may be issued and sold during any offering period is limited by the 250,000 share limit, the number of shares that any participant purchases in that offering period will be reduced in proportion to the respective amounts which would otherwise have been purchasable by each such participant if enough shares had been available to enable all participants to purchase the full amount they elected. Any cash not applied to the purchase of fractional shares will be applied toward the purchase of shares in subsequent offerings.
Withdrawal
A participant may withdraw from an offering under the Purchase Plan at any time without affecting his or her eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not subsequently participate in the same offering. A participant will automatically be withdrawn from an offering under the Purchase Plan upon a termination of employment and, in certain cases, following a leave of absence or a temporary period of ineligibility.
Transferability
No options granted under the Purchase Plan will be transferable by the participant, except by will or the laws of inheritance following a participant’s death.
Change in Control
In the event LivePerson is acquired by merger or sale of all or substantially all of LivePerson’s assets or outstanding voting stock, all outstanding options will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will generally be equal to 85% of the fair market value of our common stock on the day immediately prior to consummation of the transaction. In addition, in accordance with the principles of Section 423 of the Code, the plan administrator may create special purchase periods or special purchase dates for individuals who become employees in connection with the acquisition of another company or cease to be employees in connection with the disposition of any portion of LivePerson or its subsidiaries.

Administration and Amendment
The Purchase Plan is administered, at our expense, by our Compensation Committee. All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the plan administrator, and its decisions are final and binding upon all participants. The Board of Directors may at any time amend or terminate the Purchase Plan; however, such termination or amendment may not make any changes in an option previously granted that would adversely affect the rights of any participant unless such action is necessary or desirable to comply with applicable laws or is necessary to assure that LivePerson will not recognize, for financial accounting purposes, any additional compensation expense in connection with the shares offered under the Purchase Plan, should the financial accounting rules change. No amendment may be made to the Purchase Plan without the approval or ratification of our stockholders if such amendment would require stockholder approval under Section 423 of the Code, or any other applicable law or regulation.
Without stockholder approval and without regard to whether any participant’s rights may be considered to have been “adversely affected,” the Board of Directors will be entitled to cancel or change purchase or offering periods, limit the frequency and/or number of changes in the amount withheld during a purchase or offering period, change or establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares for each participant properly correspond with amounts withheld from the participant’s eligible compensation, and establish such other limitations or procedures as the Board of Directors determines in its sole discretion advisable which are consistent with the Purchase Plan.
Unless sooner terminated by the Board of Directors, the Purchase Plan shall terminate upon the earliest of (i) June 14, 2020, (ii) the date on which all shares available for issuance under the Purchase Plan shall have been sold pursuant to options exercised under the Purchase Plan, or (iii) the date on which all options are exercised in connection with a change in control of the company.
U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide as to federal income tax consequences under current U.S. tax law of participation in the Purchase Plan and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Purchase Plan. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of participating in the Purchase Plan.
The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under this type of plan, no taxable income will be reportable by a participant, and no deductions will be allowable to LivePerson, due to the grant of the option at the beginning of an offering or the purchase of shares at the end of an offering. A participant will, however, recognize taxable income in the year in which the shares purchased under the Purchase Plan are sold or otherwise made the subject of disposition.
A sale or other disposition of shares purchased under the Purchase Plan will be a disqualifying disposition if it is made within two years after the first day of the offering period pursuant to which the shares were purchased or one year after the purchase date.
If the participant makes a disqualifying disposition of shares purchased under the Purchase Plan, the excess of the fair market value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant at the time of such disposition and LivePerson will be entitled to an income tax deduction for the same amount for the taxable year of LivePerson in which the disposition occurs, although the income tax deduction may be limited by the deductibility of compensation paid to certain of our officers under Section 162(m) of the Code. In no other instance will LivePerson be allowed a deduction with respect to the participant’s disposition of the purchased shares. Any additional gain (or loss) on the disposition will be a capital gain (or loss) to the participant.
If the participant disposes of shares purchased under the Purchase Plan after satisfying the holding period outlined above (a qualifying disposition), then the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the date of disposition exceeds the purchase price or (ii) 15% of the fair market value of the shares on the first day of the offering period pursuant to which the shares were purchased. This amount of ordinary income will be added to the basis in the shares and any gain (or loss) recognized upon the disposition will be a long-term capital gain (or loss).

Number of Shares Purchased by Certain Individuals and Groups
For illustrative purposes only, the following table sets forth (i) the number of Shares that were purchased during fiscal 2016 under the ESPP, and (ii) the weighted average per Share purchase price paid for such Shares, for all current executive officers as a group, all non-employee directors as a group and all other employees who participated in the ESPP as a group.

Name of Individual or Group	Number of shares Purchased (#)	Weighted Average Purchase Price per Share ($)

All executive officers, as a group	—	$—
All directors who are not executive officers, as a group	—	$—
All employees who are not executive officers, as a group	183,325	$5.88
Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of Company common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of this Proposal Six.

Recommendation of the Board
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL SIX TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN BY 1,000,000 SHARES.

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have disclosed adjusted EBITDA, which are non-GAAP financial measure. The tables below present a reconciliation of adjusted EBITDA and adjusted net income to net (loss) income, the most directly comparable GAAP financial measures.
The table below presents a reconciliation of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have included adjusted EBITDA in the CD&A section of this Proxy Statement, as it is a key financial measure used by the Compensation Committee of our Board of Directors in connection with the payment of bonuses to our Named Executive Officers. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating the incentive compensation of our Named Executive Officers in the same manner as our Compensation Committee and Board of Directors.
Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;

•	adjusted EBITDA does not consider the impact of acquisition costs;

•	adjusted EBITDA does not consider the impact of restructuring costs;

•	adjusted EBITDA does not consider the impact of other non-recurring costs;

•	adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and

•	other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net (loss) income and our other GAAP results. The following table presents a reconciliation of adjusted EBITDA for each of the periods indicated (amounts in thousands):

	Year Ended December 31,
	2016	2015
Reconciliation of Adjusted EBITDA:
Net loss	$(25,873)	$(26,444)
Amortization of purchased intangibles	6,673	8,040
Stock-based compensation	9,736	11,814
Contingent earn-out adjustments	—	(3,680)
Restructuring costs	2,369	3,384
Depreciation	12,011	12,114
Other non-recurring costs	7,818	—
Provision for income taxes	5,934	15,814
Acquisition costs	—	—
Other expense (income), net	530	202
Adjusted EBITDA	$19,198	$21,244

A-1

Appendix B

AMENDED AND RESTATED STOCK INCENTIVE PLAN

LIVEPERSON, INC.

2009 STOCK INCENTIVE PLAN

(Second Amendment and Restatement as of June [__], 2017)

1.   Purpose

The purpose of this 2009 Stock Incentive Plan (the “ Plan ”) of LivePerson, Inc., a Delaware corporation (the “ Company ”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “ Company ” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “ Code ”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “ Board ”).

2.   Eligibility

All of the Company’s employees, officers, and directors are eligible to be granted options, stock appreciation rights (“ SARs ”), restricted stock, restricted stock units (“ RSUs ”) and other stock-and cash-based awards (each, an “ Award ”) under the Plan. Consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 (or any successor form)) are also eligible to be granted Awards. Each person who is granted an Award under the Plan is deemed a “ Participant .”

3.   Administration and Delegation

(a)   Administration by Board of Directors .  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)   Appointment of Committees .  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “ Committee ”). All references in the Plan to the “ Board ” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)   Delegation to Officers .  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant restricted stock, unless Delaware law then permits such delegation.

(d)   Awards to Non-Employee Directors .  Discretionary Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules.

4.   Stock Available for Awards

(a)   Number of Shares; Share Counting .

(1)   Number of Shares .  Subject to adjustment under Section 9, Awards may be made under the Plan for up to the number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:

(A)  14,250,000 shares of Common Stock; plus

(B)  such additional number of shares of Common Stock as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2000 Stock Incentive Plan (the “Existing Plan”) that remained available for grant under the Existing Plan as of June 9, 2009, and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right, in each case, on or after June 9, 2009, subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code; provided that in no event shall the sum of (x) and (y) above exceed 13,567,744.

(2)   Fungible Share Pool .  Subject to adjustment under Section 9, any Award that is not a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b)(2) as 1 share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b)(2) as 1.5 shares for each 1 share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as 1 share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1 share. To the extent that a share that was subject to an Award that counts as 1.5 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.5 shares.

(3)   Share Counting .  For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2), (i) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however , that independent SARs that may be settled only in cash shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however , in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section in proportion to the portion of the SAR actually exercised regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)   Sub-limits .  Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1)   Section 162(m) Per-Participant Limit .  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be one million (1,000,000) per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“ Section 162(m) ”).

(2)   Limit on Awards to Directors .  The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 5% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c)   Substitute Awards .  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.   Stock Options

(a)   General .  The Board may grant options to purchase Common Stock (each, an “ Option ”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “ Nonstatutory Stock Option .”

(b)   Incentive Stock Options .  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “ Incentive Stock Option ”) shall only be granted to employees of LivePerson, Inc., any of LivePerson, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)   Exercise Price .  The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)   Duration of Options .  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however , that no Option will be granted with a term in excess of 10 years.

(e)   Exercise of Option .  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)   Payment Upon Exercise .  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)  in cash or by check, payable to the order of the Company;

(2)  except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)  to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“ Fair Market Value ”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)  to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;

(5)  to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(6)  by any combination of the above permitted forms of payment.

(g)   Limitation on Repricing .  Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.   Stock Appreciation Rights

(a)   General .  The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

(b)   Grants .  SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1)   Tandem Awards .  When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2)   Independent SARs .  A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c)   Measurement Price .  The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with a measurement price to be determined on a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(d)   Duration of SARs .  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however , that no SAR will be granted with a term in excess of 10 years.

(e)   Exercise of SARs .  SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with any other documents required by the Board.

(f)   Limitation on Repricing .  Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.   Restricted Stock; Restricted Stock Units

(a)   General .  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“ Restricted Stock ”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“ Restricted Stock Units ”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “ Restricted Stock Award ”).

(b)   Terms and Conditions for All Restricted Stock Awards .  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

(c)   Additional Provisions Relating to Restricted Stock .

(1)	Dividends .

(A)
Subject to Section 7(c)(1)(C) below, Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board.

(B)
Subject to Section 7(c)(1)(C) below, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(C)
Each dividend amount shall be credited to an account for the Participant and shall become payable if and when the Restricted Stock to which it relates vests or, if later, when the shareholders actually receive that dividend payment. Any such amount shall be paid within 30 days of the applicable vesting event or shareholder payment date, if later.

(2)   Stock Certificates .  The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary ”). In the absence of an effective designation by a Participant, “ Designated Beneficiary ” shall mean the Participant’s estate.

(d)   Additional Provisions Relating to Restricted Stock Units .

(1)   Settlement .  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

(2)	Voting Rights . A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)	Dividend Equivalents .

(A)
Subject to Section 7(d)(3)(C) below, to the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“ Dividend Equivalents ”).

(B)
Subject to Section 7(d)(3)(C) below, Dividend Equivalents may be settled in cash and/or shares of Common Stock, as determined by the Board in its sole discretion, and will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

(C)
To the extent a Dividend Equivalent right is provided in an award agreement, each Dividend Equivalent shall be credited to an account for the Participant and become payable if and when the Restricted Stock Units to which it relates vest (and shall be paid at the same time as settlement of the Restricted Stock Units) or, if later, when the shareholders actually receive the corresponding dividend payment.

 8.   Other Stock-Based and Cash-Based Awards.

(a)   General .  Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“ Other Stock-Based-Awards ”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“ Cash-Based Awards ”).

(b)   Terms and Conditions .  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Awards, including any purchase price applicable thereto. Other Stock-Based Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Other Stock-Based Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Other Stock-Based Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

9.   Adjustments for Changes in Common Stock and Certain Other Events

(a)   Changes in Capitalization .  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a) and 4(b) and the minimum vesting rules of

Sections 7(b) and 8(b) (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the measurement price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)   Reorganization Events .

(1)   Definition .  A “ Reorganization Event ” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transactions or (c) any liquidation or dissolution of the Company.

(2)   Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards .  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “ Acquisition Price ”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however , that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)   Consequences of a Reorganization Event on Restricted Stock Awards .  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award; provided , however , that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a

Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.   General Provisions Applicable to Awards

(a)   Transferability of Awards .  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)   Documentation .  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)   Board Discretion .  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)   Termination of Status .  The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)   Withholding .  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy all or any portion of the Company’s statutory minimum tax obligations, or, if greater, a Participant’s election for tax withholding up to an amount determined under the maximum individual statutory tax rates in the applicable jurisdiction, by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)   Amendment of Award .  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g)   Conditions on Delivery of Stock .  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)   Acceleration .  Except as otherwise provided in Sections 7(b), 8(b) and 10(i), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)   Performance Awards .

(1)   Grants .  Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“ Performance Awards ”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Subject to Section 10(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $1 million per calendar year per individual.

(2)   Committee .  Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“ Performance-Based Compensation ”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee or subcommittee. “ Covered Employee ” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3)   Performance Measures .  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives, total shareholder return, or strategic or operational goals. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4)   Adjustments .  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5)   Other .  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.  Forfeiture Events; Clawback . The Board may specify in any Award agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award.

12. Miscellaneous

(a)   No Right To Employment or Other Status .  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the

Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)   No Rights As Stockholder .  Except with respect to Restricted Stock Awards or as otherwise explicitly provided in the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)   Effective Date and Term of Plan .  The Plan became effective on June 9, 2009 (the “ Effective Date ”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)   Amendment of Plan .  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of NASDAQ Stock Market (“ NASDAQ ”) may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of NASDAQ “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e)   Authorization of Sub-Plans .  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)   Non U.S. Employees .  Awards may be granted to Participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Board’s obligation with respect to tax equalization for Participants on assignments outside their home country. The Board may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

(g)   Compliance with Section 409A of the Code .  Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.

(h)   Limitations on Liability .  Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(i)   Governing Law .  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Appendix C

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

LIVEPERSON, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated as of June [__], 2017)

1. Purpose of the Plan.  The purpose of this 2010 Employee Stock Purchase Plan is to encourage and enable Eligible Employees of the Company and certain of its Subsidiaries to acquire proprietary interests in the Company through the ownership of Shares. It is the intention of the Company to have this Plan and the Options granted pursuant to this Plan satisfy the requirements for “employee stock purchase plans” that are set forth under Code Section 423, although the Company makes no undertaking nor representation to maintain the qualified status of this Plan or such Options. In addition, Options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Code Section 423 may be granted under this Plan pursuant to the rules, procedures or sub-plans adopted by the Board.

2. Definitions.  Unless otherwise provided in the Plan, capitalized terms, when used herein, shall have the following respective meanings:

(a) “Account” shall mean a bookkeeping account established and maintained to record the amount of funds accumulated pursuant to the Plan with respect to a Participant for the purpose of purchasing Shares under this Plan.

(b) “Administrator” shall mean the Board, the Compensation Committee of the Board or any other committee appointed by the Board.

(c) “Applicable Laws” shall mean all applicable laws, rules, regulations and requirements, including, but not limited to, U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws, rules, regulations and requirements of any other country or jurisdiction where Options are granted under the Plan or where Eligible Employees reside or provide services, as such laws, rules, regulations and requirements shall be in effect from time to time.

(d) “Board” shall mean the Company's Board of Directors.

(e) “Change in Control” shall mean an event in which the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the jurisdiction in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated.

(f) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(g) “Common Stock” shall mean the Company's common stock.

(h) “Company” shall mean LivePerson, Inc., a Delaware corporation.

(i) “Designated Subsidiaries” shall mean any Subsidiary designated by the Administrator from time to time, in its sole discretion, whose employees may participate in the Plan, if such employees otherwise qualify as Eligible Employees.

(j) “Eligible Compensation” shall mean and refer to the Participant's cash compensation paid through the Company’s or a Designated Subsidiary’s payroll system for personal services actually rendered in the course of employment. “Eligible Compensation” shall be limited to amounts received by the Participant during the period he or she is participating in the Plan and includes salary, wages, bonus and other incentive payments, amounts contributed by the Participant to any benefit plan maintained by the Company or any Designated Subsidiary (including any 401

(k) plan, 125 plan, or any other deferred compensation plan), overtime pay, commissions, draws against commissions, shift premiums, sick pay, vacation pay, holiday pay, and shutdown pay, except to the extent that the exclusion of any such item (or a sub-set of any such item) is specifically directed by the Administrator for all Eligible Employees. “Eligible Compensation” does not include any remuneration paid in a form other than cash, fringe benefits (including car allowances and relocation payments), employee discounts, expense reimbursement or allowances, long-term disability payments, workmen’s compensation payments, welfare benefits, and any contributions that the Company or any Designated Subsidiary makes to any benefit plan (including any 401(k) plan or any other welfare or retirement plan).

(k) “Eligible Employee” shall mean any person, including an officer, who is regularly employed by the Company or any Designated Subsidiary except for those persons whose customary employment is for only 20 hours or less per week or for not more than five months in any calendar year (unless otherwise specified by the Administrator).

(l) “Enrollment Agreement” means an agreement between the Company and an Eligible Employee, in such form as may be established by the Administrator from time to time, pursuant to which an Eligible Employee elects to participate in this Plan, or elects to make changes with respect to such participation as permitted by this Plan.

(m) “Enrollment Period” shall mean that period of time prescribed by the Administrator during which Eligible Employees may elect to participate in an Offering Period. The duration and timing of Enrollment Periods may be changed or modified by the Administrator from time to time.

(n) “Fair Market Value” shall mean the market price of a Share as determined in good faith by the Administrator. Such determination shall be conclusive and binding on all persons. The Fair Market Value shall be determined by the following:

(i) If the Shares are admitted to trading on any established national stock exchange or market system, including without limitation NASDAQ, on the date in question, then the Fair Market Value shall be equal to the closing sales price for such Shares as quoted on such national exchange or system on such date; or

(ii) if the Shares are admitted to quotation on NASDAQ or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date.

In each case, the applicable price shall be the price reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, however, that if there is no such reported price for the Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists. If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate.

(o) “Maximum Offering” shall mean the maximum number of Shares that may be issued pursuant to the Plan at any given time. Unless otherwise designated by the Administrator, the Maximum Offering shall be two hundred fifty thousand (250,000) Shares during any consecutive twelve (12)-month period, provided that the limit on the maximum number of Shares that may be issued on any Purchase Date shall be established by the Administrator prior to the beginning of the Offering Period within which such Purchase Date will occur. With respect to some or all Participants in any Non-423(b) Plan, it may also mean a maximum number or value of Shares made available for purchase during a specified period (e.g., a twelve (12)-month period) as the Administrator deems necessary or appropriate to avoid a securities filing, to achieve tax objectives or to meet other Company objectives.

(p) “Non-423(b) Plan” shall mean the rules, procedures or sub-plans, if any, adopted by the Administrator as a part of this Plan, pursuant to which Options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Code Section 423 may be granted.

(q) “Offering Date” shall mean the first business day of each Offering Period as designated by the Administrator.

(r) “Offering Period” shall mean the period established in advance by the Administrator during which payroll deductions shall be collected to purchase Shares pursuant to an offering made under this Plan. An Offering Period shall not exceed twenty-four (24) months.

(s) “Option” shall mean the right granted to Participants to purchase Shares pursuant to an offering made under this Plan.

(t) “Outstanding Election” shall mean a Participant's then-current election to purchase Shares in an Offering Period, or that part of such an election which has not been cancelled (including any voluntary cancellation under Section 9 and deemed cancellation under Section 14) prior to the close of business on the last Trading Day of the Offering Period or such other date as determined by the Administrator.

(u) “Participant” shall mean an Eligible Employee who has elected to participate in the Plan pursuant to Section 6.

(v) “Plan” shall mean this LivePerson, Inc. 2010 Employee Stock Purchase Plan, as it may be amended from time to time.

(w) “Purchase Date”shall mean the last Trading Day of a Purchase Period.

(x) “Purchase Period”shall mean the period within each Offering Period established in advance by the Administrator during which payroll deductions shall be collected to purchase Shares at the end of such period pursuant to an offering.

(y) “Purchase Price Per Share” shall mean the purchase price per share established by the Administrator prior to the Offering Date for each Offering Period; provided that it shall be no less than the lower of (i) eighty-five percent (85%) of the Fair Market Value on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value on the Purchase Date.

(z) “Shares” shall mean shares of Company Common Stock.

(aa) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(bb) “Trading Day” shall mean a day on which the NASDAQ is open for trading.

3. Shares Reserved for Plan.  Subject to adjustment pursuant to this Section 3, an aggregate of two million (2,000,000) Shares are reserved for issuance pursuant to this Plan. The Shares reserved for issuance pursuant to this Plan shall be authorized but unissued Shares. If any Option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Option shall again become available for issuance under the Plan. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that will have a material effect on the price of the Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, spin-off or similar occurrence, the Administrator shall make appropriate adjustments to the maximum number and/or kind of Shares or securities which may thereafter be issued under the Plan, the number and/or kind of Shares or securities subject to outstanding Options, the number and/or kind of Shares or securities or value of any “Maximum Offering”, and the “Purchase Price Per Share” of outstanding Options.

If the number of Shares to be purchased by Participants on any Purchase Date exceeds (i) the total number of Shares then available in the Plan’s Share reserve, or (ii) the Maximum Offering, then the Administrator shall make a pro-rata allocation of any Shares that may be issued pursuant to the Plan in as uniform and equitable a manner as is reasonably practicable, as determined in the Administrator’s sole discretion. In such event, the Company shall provide written notice to each affected Participant of the reduction of the number of Shares to be purchased under the Participant’s Option.

If the Administrator determines that some or all of the Shares to be purchased by Participants on the Purchase Date would not be issued in accordance with Applicable Laws or any approval by any regulatory body as may be required, or the Shares would not be issued pursuant to an effective Form S-8 registration statement or that the issuance of some or all of such Shares pursuant to a Form S-8 registration statement is not advisable due to the risk that such issuance will violate Applicable Laws, the Administrator may, without Participant consent, terminate any outstanding Offering

Period and the Options granted pursuant thereto and refund in cash all affected Participants’ entire Account balances for such Offering Period as soon as practicable thereafter.

4. Administration of the Plan.  The Administrator shall have the authority and responsibility for the day-to-day administration of the Plan, which, to the extent permitted by Applicable Laws, it may delegate to a sub-committee. Subject to the provisions of the Plan, the Administrator shall have full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan, including, but not limited to:

(a) Interpreting the Plan and adopting rules and regulations it deems appropriate to implement the Plan including amending any outstanding Option as it may deem advisable or necessary to comply with Applicable Laws, and making all other decisions relating to the operation of the Plan;

(b) Establishing the timing and length of Offering Periods and Purchase Periods;

(c) Establishing minimum and maximum contribution rates;

(d) Establishing new or changing existing limits on the number of Shares an Eligible Employee may elect to purchase with respect to any Offering Period or Purchase Period (including the limit set forth in Section 5(b) below), other than increasing the Maximum Offering, if such limits are announced prior to the first Offering Period or Purchase Period to be affected; and

(e) Adopting such rules or sub-plans as may be deemed necessary or appropriate to comply with the laws of other countries, allow for tax-preferred treatment of the Options or otherwise provide for the participation by Eligible Employees who reside outside of the U.S., including determining which Eligible Employees are eligible to participate in the Non-423(b) Plan or other sub-plans established by the Administrator;

(f) Establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; and

(g) Permitting payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the processing of properly completed enrollment forms.

The Administrator’s determinations under the Plan shall be final and binding on all persons.

5. Grant of Option; Limitations.

(a) Grant of Option.  On each Offering Date, each Participant shall automatically be granted an Option to purchase as many whole Shares as the Participant will be able to purchase with the payroll deductions credited to the Participant’s Account during the applicable Offering Period.

(b) Limit on Number of Shares Purchased.  Notwithstanding the above, the maximum number of Shares that a Participant may purchase during any consecutive twelve (12)-month period shall be two thousand (2,000) Shares, provided that the limit on the maximum number of Shares that may be purchased on any Purchase Date shall be established by the Administrator prior to the beginning of the Offering Period within which such Purchase Date will occur and such limitation shall be further limited by the Maximum Offering as described in Section 3.

(c) Limit on Value of Shares Purchased.  Any provisions of the Plan to the contrary notwithstanding, excluding Options granted pursuant to any Non-423(b) Plan, no Participant shall be granted an Option to purchase Shares under this Plan which permits the Participant’s rights to purchase Shares under all employee stock purchase plans (described in Code Section 423) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such Shares (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(d) 5% Owner Limit.  Any provisions of the Plan to the contrary notwithstanding, no Participant shall be granted an Option to purchase Shares under this Plan if such Participant (or any other person whose stock would be attributed to such Participant pursuant to Code Section 424(d)), immediately after such Option is granted, would own or hold options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares or any of its Subsidiaries.

(e) Other Limitation.  The Administrator may determine, as to any Offering Period, that the offer will not be extended to highly compensated Eligible Employees within the meaning of Code Section 414(q).

6. Participation in the Plan.  An Eligible Employee may become a Participant for an Offering Period by completing the prescribed enrollment agreement and submitting such form to the Company (or the Company’s designee), or by following an electronic or other enrollment process as prescribed by the Company, during the Enrollment Period prior to the commencement of the Offering Period to which it relates. Such enrollment agreement shall contain the payroll deduction authorization described in Section 8. A payroll deduction authorization will be effective for the first Offering Period following the submission of the enrollment agreement and all subsequent Offering Periods as provided by Section 7 until it is terminated in accordance with Sections 9 or 14, it is modified by filing another enrollment agreement in accordance with this Section 6 or an election is made to decrease payroll deductions in accordance with Section 8 or until the Participant’s employment terminates or the Participant is otherwise ineligible to participate in the Plan.

7. Automatic Re-Enrollment.  Following the end of each Offering Period, each Participant shall be automatically re-enrolled in the next Offering Period at the applicable rate of payroll deductions in effect on the last Trading Day of the prior Offering Period or otherwise as provided under Section 8, unless the Participant has elected to withdraw from the Plan in accordance with Section 9, the Participant’s employment terminates or the Participant is otherwise ineligible to participate in the next Offering Period. Notwithstanding the foregoing, the Administrator may require current Participants to complete and submit a new enrollment agreement at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

8. Payroll Deductions.  Each Participant’s enrollment agreement shall contain a payroll deduction authorization pursuant to which he or she shall elect to have a designated whole percentage of Eligible Compensation between 1% and 15% deducted on each payday during the Offering Period and credited to the Participant's Account for the purchase of Shares pursuant to the offering. Payroll deductions shall commence on the Offering Date of the first Offering Period to which the enrollment agreement relates (or as soon as administratively practicable thereafter) and shall continue through subsequent Offering Periods pursuant to Section 7. Participants shall not be permitted to make any separate cash payments into their Account for the purchase of Shares pursuant to an offering. Notwithstanding the foregoing, if local law prohibits payroll deductions, a Participant may elect to participate in an Offering Period through contributions to his or her Account in a form acceptable to the Administrator. In such event, any such Participant shall be deemed to participate in a sub-plan to the Plan, unless the Administrator otherwise expressly provides that such Participant shall be treated as participating in the Plan.

If in any payroll period, a Participant has no pay or his or her pay is insufficient (after other authorized deductions) to permit deduction of the full amount of his or her payroll deduction election, then (i) the payroll deduction election for such payroll period shall be reduced to the amount of pay remaining, if any, after all other authorized deductions, and (ii) the percentage or dollar amount of Eligible Compensation shall be deemed to have been reduced by the amount of the reduction in the payroll deduction election for such payroll period. Deductions of the full amount originally elected by the Participant will recommence as soon as his or her pay is sufficient to permit such payroll deductions; provided, however, no additional amounts will be deducted to satisfy the Outstanding Election.

A Participant may elect to decrease the rate of his or her payroll deductions 1 (one) time during any Purchase Period by submitting the prescribed form to the Company (or the Company’s designee) at any time prior to the date specified by the Administrator or, if not such date is specified by the Administrator, the fifth (5th) day prior to the Purchase Date. Any such payroll deduction change will be effective as soon as administratively practicable thereafter and will remain in effect for successive Purchase Periods or Offering Periods as provided in Section 7 unless the Participant submits a new enrollment agreement for a later Purchase Period or Offering Period, the Participant elects to decrease his or her payroll deductions during a future Purchase Period, the Participant elects to withdraw from the Plan in accordance with Section 9, or the Participant is withdrawn from the Plan in accordance with Section 14 or is otherwise ineligible to participate in the Plan. A Participant may not increase the rate of his or her payroll deductions during a Purchase Period. A Participant may only increase his or her rate of payroll deductions to be effective for the next Purchase Period or Offering Period by completing and filing with the Company a new enrollment agreement authorizing the payroll deductions, and such increase will be effective on the start date of the first Purchase Period or Offering Period following the filing of such form.

Notwithstanding the foregoing, the Company may adjust a Participant’s payroll deductions at any time during an Offering Period to the extent necessary to comply with Code Section 423(b)(8) and the limitations of Section 5. Payroll deductions will recommence and be made in accordance with the Outstanding Election prior to such Company adjustment starting with (x) the first Offering Period that begins in the next calendar year (if the adjustment is made to comply with Code

Section 423(b)(8)) or (y) the next Purchase Period (if the adjustment is made to comply with Section 5), or (z) such other time as is determined by the Administrator, unless the Participant withdraws in accordance with Section 9, is withdrawn from the Plan in accordance with Section 14 or is otherwise ineligible to participate in the Plan.

9. Withdrawal from Offering Period After Offering Date.  An Eligible Employee may withdraw from any Offering Period after the applicable Offering Date, in whole but not in part, at any time prior to the date specified by the Administrator or, if no such date is specified by the Administrator, the Purchase Date, by submitting the prescribed withdrawal notice to the Company (or the Company’s designee). If a Participant withdraws from an Offering Period, the Participant’s Option for such Offering Period will automatically be terminated, and the Company will refund in cash the Participant’s entire Account balance for such Offering Period as soon as practicable thereafter. A Participant’s withdrawal from a particular Offering Period shall be irrevocable. If a Participant wishes to participate in a subsequent Offering Period, he or she must re-enroll in the Plan by timely submitting a new enrollment agreement in accordance with Section 6.

10. Purchase of Stock.  On each Purchase Date, the Administrator shall cause the amount credited to each Participant’s Account to be applied to purchase as many Shares pursuant to the Participant’s Option as possible at the Purchase Price Per Share, subject to limitations of Sections 3 and 5. The amount applied to purchase Shares pursuant to the Option shall be deducted from the Participant’s Account. Any amounts remaining credited to the Participant’s Account on the Purchase Date shall be retained in the Participant’s Account and rolled forward to the next Purchase Period or Offering Period.

11. Interest on Payments.  No interest shall be paid on sums withheld from a Participant's pay for the purchase of Shares under this Plan unless otherwise determined necessary by the Administrator for Participants in the Non-423(b) Plan.

12. Rights as Stockholder.  A Participant will not be a stockholder with respect to Shares subject to the Participant’s Options issued under the Plan until the Shares are purchased pursuant to the Options and such Shares are transferred into the Participant's name on the Company’s books and records.

13. Options Not Transferable.  A Participant’s Options under this Plan may not be sold, pledged, assigned, or transferred in any manner. If a Participant sells, pledges, assigns or transfers his or her Options in violation of this Section 13, such Options shall immediately terminate, and the Participant shall immediately receive a refund of the amount then credited to the Participant’s Account.

14. Deemed Cancellations.

(a) Leave of Absence, Layoff or Temporarily Out of Continuous Employment.  Any Participant who is: (y) granted a paid leave of absence by the Participant's employer, or (z) otherwise temporarily not an Eligible Employee even though the Participant is still an employee of the Company or a Subsidiary (the date of any such event is referred to herein as the “Transition Date”), shall continue to be a Participant for a period no longer than 90 days after such Transition Date or, if longer, so long as the Participant's right to reemployment with his or her employer is guaranteed either by statute or Applicable Laws (but not beyond the last day of the Offering Period). Notwithstanding the foregoing and Section 8, the Participant will be treated as if he or she has withdrawn from the Plan pursuant to the provisions of Section 9 if the Participant has no pay or his or her pay is insufficient (after other authorized deductions) to make payroll deductions to the Plan during such period. If the Participant does not return from his or her leave of absence or otherwise become an Eligible Employee by the date that is 90 days from the Transition Date, his or her election to participate in the Plan shall be deemed to have been cancelled on the 91st day after the Transition Date, unless the Participant’s right to reemployment with his or her employer is guaranteed either by statute or Applicable Laws, in which case his or her election to participate in the Plan shall be deemed to have been cancelled on the 1st day after the date that the Participant’s right to reemployment with his or her employer is no longer guaranteed either by statute or Applicable Laws.

(b) Termination of Employment.  If a Participant resigns, is dismissed or transfers to a company other than the Company or a Designated Subsidiary, or if the entity that employs the Participant ceases to be a Designated Subsidiary, any outstanding Option held by the Participant shall immediately terminate, the Participant shall be withdrawn from the Plan and the Participant shall receive a refund of the amount then credited to the Participant's Account.

(c) Death of a Participant.  If a Participant dies, any outstanding Option held by the Participant shall immediately terminate and the Participant shall be withdrawn from the Plan. As soon as administratively practicable after the

Participant’s death, the Shares purchased or, as applicable, the amount then credited to the Participant’s Account shall be remitted to the executor, administrator or other legal representative of the Participant’s estate or, if the Administrator permits a beneficiary designation, to the beneficiary or beneficiaries designated by the Participant if such designation has been filed with the Company or the Company’s designee before such Participant’s death. If such executor, administrator or other legal representative of the Participant’s estate has not been appointed (to the knowledge of the Company) or if the beneficiary or beneficiaries are no longer living at the time of the Participant’s death, the Company, in its discretion, may deliver the outstanding Account balance to the spouse or to any one or more dependents or relatives of the Participant or to such other person as the Company may designate.

15. Application of Funds.  All funds received by the Company in payment for Shares purchased under this Plan and held by the Company at any time may be used for any valid corporate purpose. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

16. No Employment/Service Rights.  Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Administrator, nor any provision of the Plan itself, shall be construed so as to grant any person the right to remain in the employ of the Company or any Subsidiary for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

17. Change in Control.  In the event of a Change in Control, all outstanding Options under the Plan shall automatically be exercised immediately prior to the consummation of such Change in Control by causing all amounts credited to each Participant’s Account to be applied to purchase as many Shares pursuant to the Participant’s Option as possible at the Purchase Price Per Share, subject to the limitations of Sections 3 and 5. The Company shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of a Change in Control and Participants shall, following the receipt of such notice, have the right to terminate their outstanding Options prior to the effective date of such Change in Control.

18. Acquisitions and Dispositions.  The Administrator may, in its sole and absolute discretion and in accordance with principles under Code Section 423, create special Offering Periods for individuals who become Eligible Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and, notwithstanding Section 14(b), may provide for special purchase dates for Participants who will cease to be Eligible Employees solely in connection with the disposition of all or a portion of any Designated Subsidiary or a portion of the Company, which Offering Periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Administrator considers appropriate in the circumstances.

19. Automatic Termination of Offering Period.  Should the Fair Market Value on any Purchase Date within an Offering Period be less than the Fair Market Value on the Offering Date, then that Offering Period shall automatically terminate immediately after the purchase of Shares on such Purchase Date, and a new Offering Period shall commence on the next business day following such Purchase Date. The new Offering Period shall have a duration equal to the duration of the Offering Period that was just terminated or such other duration as is established by the Administrator.

20. Commencement of Plan.  This Plan as set forth herein adopted by the Board on April 27, 2010 shall become effective upon its approval by the Company’s stockholders and shall apply to all Offering Periods beginning after such date.

21. Government Approvals or Consents.  This Plan and any offering and sales of Shares or delivery of Shares under this Plan to Eligible Employees under it are subject to any governmental or regulatory approvals or consents that may be or become applicable in connection therewith.

22. Plan Amendment; Plan Termination.

(a) The Board may from time to time amend or terminate the Plan in any manner it deems necessary or advisable; provided, however, that no such action shall adversely affect any then outstanding Options under the Plan unless such action is necessary or desirable to comply with Applicable Laws or is necessary to assure that the Company will not recognize, for financial accounting purposes, any additional compensation expense in connection with the Shares offered for purchase under the Plan, should the financial accounting rules applicable to the Plan be revised; and provided, further, that no such action of the Board shall be effective without the approval of the Company’s stockholders if such approval is required by Applicable Laws.

(b) Without stockholder approval and without regard to whether any Participant’s rights may be considered to have been “adversely affected,” the Board shall be entitled to, in addition to, and without limitation with respect to, what is permitted pursuant to Section 22(a), cancel or change Purchase Periods or Offering Periods, limit the frequency and/or number of changes in the amount withheld during a Purchase Period or Offering Period, change or establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Eligible Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

(c) Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) June 14, 2020, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to Options exercised under the Plan, or (iii) the date on which all Options are exercised in connection with a Change in Control.

(d) Upon the termination of the Plan, any balance in a Participant’s Account shall be refunded to him or her as soon as practicable thereafter.

23. Governing Law.  The Plan shall be governed by, and construed in accordance with the laws of the State of New York (except its choice-of-law provisions) and applicable U.S. Federal Laws.

ANNUAL MEETING OF STOCKHOLDERS OF

LIVEPERSON, INC.

June 2, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, proxy statement and proxy card, as well as our Annual Report on Form 10-K for the year ended December 31, 2016, are available at http://liveperson2017.investorroom.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230304030300000000 4 060217

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEE:

☐ FOR ALL NOMINEES — ○ Peter Block; ○ Fred Mossler

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	1 year	2 years	3 years	ABSTAIN
4. Advisory vote on the frequency of the advisory vote on executive compensation;	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
5. Approval of the amendment and restatement of the Company's 2009 Stock Incentive Plan;	☐	☐	☐
6. Approval of the amendment and restatement of the Company's 2010 Employee Stock Purchase Plan; and	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "**FOR**" THE DIRECTOR NOMINEES LISTED HEREIN, A VOTE "**FOR**" PROPOSALS 2, 3, 5 AND 6, AND "**1 YEAR**" ON PROPOSAL 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

LIVEPERSON, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, JUNE 2, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIVEPERSON, INC.

The undersigned stockholder of LivePerson, Inc. (the "Company") revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 2, 2017 and the Proxy Statement, and appoints Robert P. LoCascio, Chief Executive Officer, Daniel R. Murphy, Chief Financial Officer and Monica L. Greenberg, Executive Vice President, Business Affairs and General Counsel, and each of them, the Proxy of the undersigned, with full power of substitution and resubstitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Eastern Daylight time) on June 2, 2017 at the offices of LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, NY 10018, Tel (212) 609-4200 (the "Annual Meeting") and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

(Continued, and to be dated and signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

LIVEPERSON, INC.

June 2, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, proxy statement and proxy card, as well as our Annual Report on Fom 10-K for the year ended December 31, 2016 are available at http://liveperson2017.investorroom.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20230304030300000000 4 060217

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEE:

☐ FOR ALL NOMINEES
○ Peter Block
○ Fred Mossler

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Proposal	1 year	2 years	3 years	ABSTAIN
4. Advisory vote on the frequency of the advisory vote on executive compensation;	☐	☐	☐	☐

Proposal	FOR	AGAINST	ABSTAIN
5. Approval of the amendment and restatement of the Company's 2009 Stock Incentive Plan;	☐	☐	☐
6. Approval of the amendment and restatement of the Company's 2010 Employee Stock Purchase Plan; and	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "**FOR**" THE DIRECTOR NOMINEES LISTED HEREIN, A VOTE "**FOR**" PROPOSALS 2, 3, 5 AND 6, AND "**1 YEAR**" ON PROPOSAL 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.